UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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LOGMEIN, INC.

(Name of the Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2017 Annual

Meeting of Stockholders

and Proxy Statement

Thursday, June 1, 2017 at 9:00 a.m., Eastern Time

Offices of Deloitte & Touche LLP

200 Berkeley Street, 10th Floor

Boston, MA 02116

2017 NOTICE OF MEETING AND PROXY STATEMENT

April 13, 2017

Dear Fellow Stockholders:

We are pleased to invite you to our 2017 Annual Meeting of Stockholders, which will take place on Thursday, June 1, 2017 at 9:00 AM, Eastern Time, at the offices of Deloitte & Touche LLP, 200 Berkeley Street, 10th Floor, Boston MA 02116. Annual Meetings play an important role in maintaining communications and understanding among our management, board of directors and stockholders, and we hope you will join us.

On the pages following this letter you will find:

1) The notice of our 2017 Annual Meeting of Stockholders, which lists the items of business to be considered at the Annual Meeting; and

2) Our 2017 proxy materials, which describe the items of business listed in the notice and provide other information you will likely find useful in deciding how to cast your vote.

We have elected to provide our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice Regarding the Availability of Proxy Materials (the “Notice”) with instructions for accessing the proxy materials, including our proxy statement and Annual Report to Stockholders, and for voting via the Internet. Providing our proxy materials to stockholders electronically allows us to conserve natural resources and reduce our printing and mailing costs related to the distribution of our proxy materials. If you wish to receive paper copies of our proxy materials you may do so by following the instructions contained in the Notice.

The ability to have your vote counted at the Annual Meeting is an important stockholder right. Regardless of the number of shares you hold or whether you plan to attend the meeting, we hope that you will promptly cast your vote. You may vote over the Internet, or, if you received printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in our proxy statement, as well as in the Notice.

Thank you for your ongoing support and continued interest in LogMeIn.

Sincerely,

William R. Wagner

President & Chief Executive Officer

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Notice of Annual Meeting of Stockholders

To Be Held on Thursday, June 1, 2017

Notice is hereby given that the 2017 Annual Meeting of Stockholders will be held at the offices of Deloitte & Touche LLP, 200 Berkeley Street, 10th Floor, Boston MA 02116, Boston MA 02116, on Thursday, June 1, 2017, at 9:00 AM, Eastern Time, for the following purposes:

1. To elect the three nominees identified in the attached proxy statement as members of our board of directors to serve as class II directors for a term of three years;

2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

3. To approve, on an advisory basis, the compensation of our named executive officers;

4. To hold an advisory vote on the frequency of future executive compensation advisory votes; and

5. To transact other business, if any, that may properly come before the Annual Meeting of Stockholders or any adjournment of the Annual Meeting of Stockholders.

We are taking advantage of the Securities and Exchange Commission rules that allow us to furnish proxy materials to you via the Internet. We believe this will allow us to provide you with the information you need in a manner that is convenient and familiar to you, while also helping us lower our costs to deliver these materials and reduce the environmental impact of our Annual Meeting.

On or about April 13, 2017, we will mail to our stockholders a Notice Regarding the Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our Annual Meeting and our Annual Report to Stockholders for the year ending December 31, 2016, which contains our audited consolidated financial statements and other information of interest to our stockholders. The Notice will also provide instructions on how to vote online and includes instructions on how to request a paper copy of the proxy materials by mail. Stockholders of record at the close of business on our record date, Monday, April 3, 2017, are entitled to receive this Notice and to vote at the Annual Meeting of Stockholders and at any adjournments of such meeting. The stock transfer books of LogMeIn will remain open between the record date and the date of the Annual Meeting for any stockholder to examine for any purpose germane to the Annual Meeting. These books will also be available to stockholders for any such purpose at the Annual Meeting.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to cast your vote and submit your proxy as soon as possible by one of the methods below:

1. Vote over the Internet. You may vote your shares by following the Internet voting instructions provided in the Notice you received. Please see the section of this proxy statement entitled “INFORMATION ABOUT THE ANNUAL MEETING AND VOTING — “How do I vote?”” for additional information.

2. Vote by mail. If you received your proxy materials by mail, you may vote by completing and signing the proxy card delivered with those materials and returning it in the postage pre-paid envelope we provided.

3. Vote in person. If you are attending the 2017 Annual Meeting of Stockholders, you may vote by delivering a completed proxy card in person or by completing and submitting a ballot, which will be provided at the 2017 Annual Meeting of Stockholders.

If you are a registered stockholder (that is, you hold your shares in your name), you must present valid identification to vote at the Annual Meeting. If you are a beneficial stockholder (that is, your shares are held in the name of a broker, bank or other holder of record), you will also need to obtain a “legal proxy” from the holder of record to vote at the Annual Meeting.

By Order of the Board of Directors,

Michael J. Donahue

As Secretary

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2017 NOTICE OF MEETING AND PROXY STATEMENT

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Statement Summary

The below summary is intended to highlight certain key information contained in this Proxy Statement. As it is only a summary, it does not contain all of the information that you should consider. We strongly encourage you to read the complete Proxy Statement as well as our 2016 Annual Report to Stockholders before casting your vote.

2017 Annual Meeting of Stockholders

Date & Time: Thursday, June 1, 2017 at 9:00 AM, Eastern Time Place: The Offices of Deloitte & Touche LLP 200 Berkeley Street, 10th Floor Boston, MA 02116

Record Date:

Monday, April 3, 2017

Voting:

Stockholders as of the record date are entitled to vote. Each share of our common stock that you owned on the record date entitles you to one vote on each matter that is voted on at the 2017 Annual Meeting of Stockholders.

Voting Matters & Board Recommendations

Proposal	Description:	Board’s Recommendation	Page
1	Election of three Class II director nominees: • David J. Henshall • Peter J. Sacripanti • William R. Wagner	FOR each nominee	14
2	Ratification of appointment of Deloitte & Touche LLP as independent auditors for fiscal 2017	FOR	27
3	Advisory approval of executive compensation	FOR	29
4	Advisory vote on the frequency of future executive compensation advisory votes	FOR	50

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Statement Summary (continued)

Significant 2016 Business Highlights

2016 was a unique and transformative year for LogMeIn as we announced our merger (“Merger”) with GetGo, Inc. (“GetGo”), a wholly-owned subsidiary of Citrix Systems, Inc. consisting of its GoTo family of service offerings (the “GoTo Business”), which has not only changed our scale and financial profile, but also positions us as a leader in each of our addressable markets. Despite the potential for distraction related to closing the Merger, we continued to execute against our 2016 plan and were able to deliver strong results, which included the highlights below:

1.	Our Merger with GetGo closed on January 31, 2017. Therefore, the above highlights exclude GetGo’s fiscal 2016 results.
2.	During Fiscal 2016, LogMeIn returned approximately $50.8M in capital to its stockholders through $25.5M in special cash dividends and $25.4M in share repurchases.

Corporate Governance Highlights

We believe that good corporate governance is important to achieve business success and to ensure that we are managed for the long-term benefit of our stockholders. We believe that the following corporate governance policies, guidelines and practices adopted by our board of directors reflect many current “best practices,” including:

•	A “majority of votes” voting standard and a director resignation policy for directors in uncontested elections
•	Seven out of nine directors are independent under the NASDAQ Marketplace Rules
•	An independent lead director presides over all executive sessions of the board of directors and together with the Chairman helps set board and committee meeting agendas
•	Four standing board committees, three of which are comprised solely of independent directors
•	Directors have full and free access to management and, as necessary and appropriate, independent advisors
•	We have separated the roles of Chairman and Chief Executive Officer
•	All directors attended greater than 75% of board meetings held during 2016
•	Our insider trading policy prohibits executives and directors from hedging or pledging LogMeIn stock
•	Directors and Section 16 executive officers are subject to stock ownership guidelines
•	At least annually, the board of directors and its committees conduct a self-evaluation to determine whether they are functioning effectively

Please see the section entitled “Our Commitment to Corporate Governance,” beginning on page 19 of this Proxy Statement for additional information about our Corporate Governance practices.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Statement Summary (continued)

Results of Last Year’s “Say-on-Pay” Vote

At our 2016 Annual Meeting of Stockholders, we conducted our annual non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote. Approximately 95.5% of the votes cast by stockholders on this proposal were cast in support of the 2015 compensation of our named executive officers. While this vote is non-binding, the compensation committee and our board of directors carefully consider the results. Given the strong level of support evidenced by last year’s say-on-pay vote, the compensation committee determined that our stockholders were generally supportive of our current executive compensation philosophy and program and decided that no significant changes to our executive compensation program were necessary for 2016. Nevertheless, the compensation committee and our board of directors continue to monitor the executive compensation program to ensure that it continues to align the interests of our executive officers with the interests of our stockholders and adequately addresses any stockholder concerns that may be expressed in future votes.

Please see the section entitled “Executive Compensation Discussion & Analysis — Executive Summary” on page 31 of this Proxy Statement for additional information about our executive compensation program and policies.

Executive Compensation Highlights

Summary of 2016 Executive Compensation Program

We believe that the compensation paid to executive officers should closely align their interests with the interests of their stockholders. Therefore, our compensation committee designs our executive compensation programs with the goal of attracting, retaining and motivating talented executives, while simultaneously promoting the achievement of key financial and strategic performance measures by linking a portion of executive compensation to the achievement of measurable corporate performance goals, and thereby aligning the incentives of our executives with the creation of value for our stockholders.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Statement Summary (continued)

Below, we summarize those executive compensation practices we have implemented to help drive executive performance, as well as practices we have chosen not to implement because we believe such practices do not support our stockholders’ long-term interests:

What We Do

✓    Emphasize Pay-for-Performance — all of our named executive officers (except for Mr. D’Angelo who is on a sales commission plan) participate in our annual performance-based cash incentive bonus plan, which compensates our executive officers for our achievement of operational and financial goals, thereby aligning our executive incentives with our performance and the creation of stockholder value. Additionally, more than 50% of our CEO and CFO’s target total direct compensation opportunity consisted of performance-based pay in 2016.

✓    Offer Both Equity and Cash Incentives — the compensation packages offered to our executive officers consist of a combination of base salary, equity-based awards and annual cash incentive bonuses, which we believe incentivizes our executive officers to achieve performance results that deliver both short-term and long-term stockholder value.

✓    Use “Double-Trigger” Change-in-Control Provisions — the equity awards granted to our named executive officers contain a “double trigger” payment provision, that is, they require both a change-in-control of the Company and an involuntary termination of employment to receive accelerated vesting.

✓    Compensation Recovery (“Clawback”) Policy — the incentive-based cash compensation paid to our executive officers under our annual cash incentive bonus plan is subject to an executive compensation recovery, or “clawback,” policy which requires the reimbursement of excess compensation in the event that we are required to prepare an accounting restatement due to the fraud or misconduct of any of our executive officers.

✓    Equity Ownership Guidelines — all of our Section 16 executive officers are required to, by the later of November 14, 2018 or within five years from the date of his/her hire or promotion, own shares of our common stock having an aggregate value at least equal to: (i) three times the base salary for our CEO and (ii) one time the base salary for all other executive officers.

✓    Engage an Independent Compensation Consultant — our compensation committee has retained a compensation consultant to serve as its independent advisor. The compensation consultant reports directly to our compensation committee and provides the committee with competitive market data and additional information needed to make informed compensation decisions.

✓    Annual “Say-on-Pay” Vote — we conduct our “say-on-pay” vote on an annual basis to allow our stockholders to provide us with their direct input on our compensation policies, practices, and program as disclosed in our proxy statement each year.

✓    Avoid Undue Risk-Taking — our compensation policies and practices are designed to discourage our executive officers from taking on or creating risks that are reasonably likely to have a material adverse effect on us.

What We Don’t Do
✗ No Re-pricing Stock Options — we do not re-price our stock options and would not do so without stockholder approval.	✗ No Excise Tax Gross-Ups — we do not provide our executive officers with excise tax gross-ups.
✗ No Hedging or Pledging — we prohibit our executive officers from engaging in margin, hedging, pledging or other similar transactions in our securities.	✗ No Dividend Equivalents — we do not provide dividend equivalents on unvested equity awards.
✗ No Resetting of 2016 Performance Targets — we did not reset or amend any of the performance goals or targets used to set executive compensation programs in 2016.	✗ No Formal Employment Agreements — none of our executive officers are currently party to a written employment agreement that provides for automatic or pre-scheduled increases in their base salary.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Statement Summary (continued)

Summary of Fiscal 2016 Chief Executive Officer Compensation

Name:	William R. Wagner
Age:	50
Current Title(s):	President and Chief Executive Officer; Member of our Board of Directors
Tenure as CEO:	1 year, 5 months, beginning as of December 16, 2015

Mr. Wagner does not receive any compensation for his service as a member of our Board of Directors. Below is a summary of the compensation that Mr. Wagner received during fiscal 2016 for his service as President and Chief Executive Officer:

Name and Current Title	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
William R. Wagner President & Chief Executive Officer	2016	$450,000	$4,563,188	$424,743	$15,775	$5,453,706

(1)

The amounts reported in this column represent the grant date fair value of the equity awards granted to Mr. Wagner in fiscal 2016, which were comprised of 50% performance-based restricted stock units that vest based on LogMeIn’s achievement of a specified total stockholder return goal and 50% time-based restricted stock units, calculated in accordance with applicable accounting guidance for equity awards, but excluding the effect of any estimated forfeitures. The amounts shown in this column do not represent the actual amounts paid to or realized by Mr. Wagner during fiscal 2016. The assumptions used by us with respect to the valuation of equity grants are set forth in Note 10 to our financial statements included in our Annual Report on Form 10-K, filed with the SEC on March 1, 2017.

(2)

The amounts reported in this column consist of the performance-based cash bonuses awarded to Mr. Wagner under our annual cash incentive bonus program for fiscal 2016 based on the Company’s achievement of certain performance goals established by the compensation committee.

(3)

The amounts reported in this column consist of medical insurance, life insurance and disability insurance premiums as well as any Section 401(k) plan matching contributions paid by us on behalf of Mr. Wagner.

2016 CEO Total Direct Compensation Pay Mix

The compensation committee bases its executive compensation decisions on each named executive officer’s total direct compensation opportunity. The total direct compensation opportunities of our named executive officers are generally comprised of a mix of cash compensation, in the form of base salaries and annual cash incentive bonuses, and long-term incentive compensation in the form of equity awards. This total direct compensation mix has been designed so that the elements of variable pay, such as our annual cash incentive bonus awards and equity awards, represent a substantial portion of the total direct compensation opportunity awarded to our named executive officers.

For fiscal 2016, 62% of Mr. Wagner’s total direct compensation opportunity was designed to be “at risk,” by tying a majority of his compensation opportunity to variable pay elements such as performance-based RSUs, or PRSU, awards, which are tied to the Company’s achievement of a specified total stockholder return goal (as further described in the section below entitled “Equity Incentive Awards — Fiscal 2016 Performance Based Restricted Stock Unit Awards”) and our cash incentive bonus plan, which provides for a variable cash payment based on the Company’s achievement of certain pre-established financial goals. By dedicating a large percentage of our executives’ total direct compensation opportunity to these variable “at risk” pay elements, such as long-term equity incentive awards, rather than fixed pay elements, like base salary, the compensation committee believes that we are able to better link executive incentives with the Company’s performance. The maximum possible value of Mr. Wagner’s 2016 PRSU awards, when calculated based on the grant date fair value (i.e., the market value per share of our common stock as represented by the closing price of our common stock on the NASDAQ Global Select Market on the date of grant) of the maximum number of shares that may be earned under his 2016 PRSU awards, represented 55% of Mr. Wagner’s 2016 total direct compensation opportunity, while 7% of his 2016 total direct compensation opportunity was subject to our cash incentive bonus plan.

In keeping with the Company’s pay-for-performance philosophy, the fiscal 2016 equity awards granted to Mr. Wagner were comprised of 50% time-based RSUs and 50% PRSUs. The compensation committee believes that including PRSU awards in the total direct compensation opportunities of those executives whose individual performances and decisions have a direct impact on our Company’s performance helps to strengthen our overall pay-for-performance alignment by ensuring that a substantial portion of their compensation is aligned with the creation of value for our stockholders.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Statement Summary (continued)

The following charts illustrate the breakdown of the total direct compensation pay mix awarded to Mr. Wagner in fiscal 2016:

Please see the Executive Compensation Discussion and Analysis section beginning on page 31 of this Proxy Statement for a more detailed description of the compensation paid to our CEO and other named executive officers during fiscal 2016.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Information about the Annual Meeting and Voting

Q.	What is the purpose of the Annual Meeting?

A.	At the 2017 Annual Meeting of Stockholders, stockholders will consider and vote on the following matters:

•	To elect the three nominees identified in this proxy statement as members of our board of directors who will serve as class II directors for a term of three years;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

•	To approve, on an advisory basis, the compensation of our named executive officers;

•	To hold an advisory vote on the frequency of future executive compensation advisory votes; and

•	To transact other business, if any, that may properly come before the 2017 Annual Meeting of Stockholders or during any adjournment of the meeting.

Q.	Who is entitled to vote?

A.	To be able to vote on the above matters, you must have been a stockholder of record at the close of business on Monday, April 3, 2017, the record date for the 2017 Annual Meeting of Stockholders. The aggregate number of shares entitled to vote at this meeting is 52,681,604 shares of our common stock, which is the number of shares that were outstanding as of the record date.

Q.	How many votes do I have?

A.	Each share of our common stock that you owned as of the close of business on the record date entitles you to one vote on each matter that is voted on at the 2017 Annual Meeting of Stockholders.

Q.	Is my vote really that important?

A.	Your vote is important regardless of how many shares you own or whether you plan to attend the Annual Meeting in person. Please take the time to read the instructions below and vote. Choose the method of voting that is easiest and most convenient for you and, if you vote by mail, please cast your vote as soon as possible.

Q.	How do I vote?

A.	Stockholder of record: Shares registered in your name. If you are a stockholder of record (that is, your shares are registered in your own name, not in “street name” by a bank, brokerage firm or other intermediary), the Notice instructs you as to how (i) you may access and review all of the proxy materials on the Internet, (ii) you may submit your proxy, and (iii) to receive paper copies of the proxy materials if you wish. No printed materials will be available unless you specifically request them by following the instructions in the “Notice Regarding the Availability of Proxy Materials.”

1.	You may vote via the Internet. To vote via the Internet, log on to the website listed on the Notice or your proxy card and follow the on-screen instructions, using the Company Number and Account Number shown on your proxy card when prompted. We permit Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. You must submit your Internet proxy before 11:59 p.m., Eastern Time, on May 31, 2017, the day before the 2017 Annual Meeting of Stockholders, for your proxy and your vote to be counted. Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

2.	You may vote by mail. If you received our proxy materials by mail, you may complete, date and sign the proxy card that accompanies our proxy statement and promptly mail it to American Stock Transfer & Trust Company, or AST, in the enclosed postage pre-paid envelope so that it is received prior to the 2017 Annual Meeting of Stockholders. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote FOR Proposal 1 (the election of directors), FOR Proposal 2 (the ratification of the appointment of our independent registered accounting firm), FOR Proposal 3 (to approve an advisory vote on executive compensation) and FOR Proposal 4 (to hold future advisory votes on executive compensation every year). AST must receive your proxy card no later than May 31, 2017, the day before the 2017 Annual Meeting, for your proxy and your vote to be counted.

3.	You may vote in person. To vote in person, attend the Annual Meeting and vote by delivering your completed proxy card in person or by completing and submitting a ballot, which will be provided at the meeting. If you wish to attend the 2017 Annual Meeting of Stockholders to personally vote your shares held in “street name” by a bank, brokerage firm or other intermediary, you will need to obtain a proxy card from the holder of record (i.e. your bank, brokerage firm or other intermediary); a broker’s proxy card is not the form of proxy card enclosed with this proxy statement.

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Information about the Annual Meeting and Voting (continued)

4.	Beneficial owner: Shares held in “street name.” If the shares you own are held in “street name” by a bank, brokerage firm or other intermediary, then your bank, brokerage firm or other intermediary, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the voting instructions your bank, brokerage firm or other intermediary provides you. Many banks, brokerage firms and other intermediaries also offer the option of voting over the Internet or by telephone, instructions for which would be provided to you by your bank, brokerage firm or other intermediary. If you do not instruct your bank, brokerage firm or other intermediary accordingly, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. Of the proposals to be considered at the meeting, only the ratification of the appointment of our independent registered accounting firm is a discretionary item. Accordingly, your bank, brokerage firm or other intermediary may exercise its discretionary authority with respect to Proposal 2 (the ratification of the appointment of our independent registered accounting firm) if you do not provide voting instructions. In the case of the non-discretionary items, Proposal 1 (the election of directors), Proposal 3 (to approve an advisory vote on executive compensation) and Proposal 4 (to hold an advisory vote on the frequency of future executive compensation advisory votes), the shares will be treated as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank, brokerage firm or other intermediary that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

If you wish to attend the 2017 Annual Meeting of Stockholders to personally vote your shares held in “street name,” you will need to obtain a proxy card from the holder of record (i.e. your bank, brokerage firm or other intermediary); a broker’s proxy card is not the form of proxy card enclosed with this proxy statement.

Q.	May I revoke my proxy or change my vote after I have voted?

A.	Yes. If you are a stockholder of record, you may revoke your earlier proxy and/or change your vote at any time before the Annual Meeting by taking one of the following actions (only your latest-dated proxy that we receive prior to the Annual Meeting will be counted):

•	completing, signing, dating and mailing another proxy card with a later date;

•	voting again via the Internet;

•	giving our corporate secretary written notice that you want to revoke your proxy, at the address below under “How and when may I submit a stockholder proposal for the 2018 Annual Meeting?”; or
•

attending the meeting, notifying our corporate secretary that you are present and then voting in person. Your attendance at the meeting alone will not revoke your proxy; you must vote again or specifically request that your prior proxy be revoked.

If you own shares in “street name,” your bank, brokerage firm or other intermediary should provide you with appropriate instructions for changing or revoking your vote.

Q.	What constitutes a quorum?

A.	In order for business to be conducted at the 2017 Annual Meeting of Stockholders, our by-laws require that a quorum must be present. A quorum consists of the holders of a majority of the shares of our common stock outstanding and entitled to vote at the Annual Meeting; that is, at least 26,340,803 shares.

Shares of our common stock present in person or represented by proxy (including shares that reflect abstentions, “broker non-votes” and votes withheld for director nominees) will be counted for the purpose of determining whether a quorum exists.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

Q.	What vote is required to approve each item?

A.	The Company has adopted a majority vote standard for non-contested director elections and a plurality vote standard for contested director elections. The voting standard is discussed further under the section entitled “Proposal No. 1 —Election of Directors —Voting Standard.”

All other proposals require the affirmative vote of a majority of the votes cast by the holders of shares present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes are not counted for any purpose in determining whether such proposals have been approved.

Q.	How will votes be counted?

A.	Each share of common stock voted at the Annual Meeting will be counted as one vote. A share will not be voted in favor of a matter, and will not be counted as voting on a particular matter, if either (1) the holder of the share withholds authority in the proxy card to vote for a particular director nominee or nominees or abstains from voting on a particular matter or (2) the share constitutes a “broker non-vote.” As a result, withheld shares, abstentions and “broker non-votes” will have no effect on the outcome of voting on any proposal at the Annual Meeting.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Information about the Annual Meeting and Voting (continued)

Q.	Who will count the votes?

A.	Our transfer agent and registrar, American Stock Transfer & Trust Company, will count, tabulate and certify the votes. A representative of American Stock Transfer & Trust Company will serve as inspector of elections at the Annual Meeting.

Q.	How does the board of directors recommend that I vote on the proposals?

A.	Our board of directors recommends that you vote:

•	FOR Proposal 1 — to elect the three nominees identified in this proxy statement as class II director nominees;

•	FOR Proposal 2 — to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

•	FOR Proposal 3 — to approve, on an advisory basis, the compensation of our named executive officers; and

•	FOR Proposal 4 — to hold an advisory vote on executive compensation every year

Q.	Will any other business be conducted at the Annual Meeting or will other matters be voted on?

A.	We are not currently aware of any other business to be conducted or matters to be voted on at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any postponement or adjournment thereof, the person(s) named in the proxy card that accompanies this proxy statement will vote, or otherwise act, at the meeting to their best judgment with respect to the shares they have authority to vote. A stockholder proposal or information about a proposed director candidate for potential inclusion in the proxy statement for our 2018 Annual Meeting of Stockholders must be submitted in accordance with the procedures outlined under “How and when may I submit a stockholder proposal for the 2018 Annual Meeting?”

Q.	When and where can I find the voting results?

A.	We expect to announce preliminary voting results at the 2017 Annual Meeting of Stockholders. We will also report the voting results from the Annual Meeting in a Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, within four business days after the conclusion of the Annual Meeting. Otherwise, if final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the conclusion of the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results

Q.	May I recommend a candidate for LogMeIn’s board of directors?

A.	Yes. Stockholders may recommend director candidates for consideration by the nominating and corporate governance committee of our board of directors by sending a written notice to our corporate secretary at the address below under “How and when may I submit a stockholder proposal for the 2018 Annual Meeting?” Our by-laws specify the information that must be included in any such notice, including (i) the stockholder’s name, address and number of shares of LogMeIn stock held, and (ii) the director candidate’s name, age, address, principal occupation and number of shares of LogMeIn stock held. If a common stockholder would like a director candidate to be considered for inclusion in the proxy statement for our 2018 Annual Meeting, the stockholder must follow the procedures for stockholder proposals outlined immediately below under “How and when may I submit a stockholder proposal for the 2018 Annual Meeting?” You can find more detailed information on our process for selecting board members and our criteria for board nominees in the section of this proxy statement entitled “BOARD OF DIRECTORS, CORPORATE GOVERNANCE AND RELATED MATTERS — Director Nomination Process” and in the Corporate Governance Guidelines posted on the “Investor-Corporate Governance-Documents & Charters” section of our website, located at www.logmeininc.com.

Alternatively, our by-laws provide that stockholders may nominate director candidates for consideration at the 2018 Annual Meeting directly, without approval of the nominating and corporate governance committee. In order to nominate candidates directly, stockholders must follow the procedures outlined in “How and when may I submit a stockholder proposal for the 2018 Annual Meeting?” immediately below.

Q.	How and when may I submit a stockholder proposal for the 2018 Annual Meeting?

A.	If you are interested in submitting a proposal or information about a proposed director candidate for potential inclusion in the proxy statement for our 2018 Annual Meeting of Stockholders, you must follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in the proxy statement, we must receive your stockholder proposal or information about your proposed director candidate at the address noted below no later than December 9, 2017. However, if the 2018 Annual Meeting of Stockholders is held before May 2, 2018 or after July 1, 2018, then we must receive your stockholder proposal or information about your proposed director candidate at the address noted below a reasonable time before we begin to print and mail our proxy materials for the 2018 Annual Meeting of Stockholders.

12    LOGMEIN, INC.

2017 NOTICE OF MEETING AND PROXY STATEMENT

Information about the Annual Meeting and Voting (continued)

If you wish to present a proposal or a proposed director candidate at the 2018 Annual Meeting of Stockholders, but do not wish to have the proposal or director candidate considered for inclusion in the proxy statement and proxy card, you must also give written notice to our corporate secretary at the address noted below. We must receive this required notice by March 3, 2018, but no sooner than February 1, 2018. However, if the 2018 Annual Meeting of Stockholders is held before May 12, 2018 or after July 31, 2018, then we must receive the required notice of a proposal or proposed director candidate no earlier than the 120th day prior to the 2018 Annual Meeting and no later than the close of business on the later of (1) the 90th day prior to the 2018 Annual Meeting of Stockholders and (2) the 10th day following the date on which notice of the date of the 2018 Annual Meeting of Stockholders was mailed or public disclosure was made, whichever occurs first.

Any proposals, notices or information about proposed director candidates should be sent to:

LogMeIn, Inc.

333 Summer Street

Boston, Massachusetts 02210

Attention: Corporate Secretary

Q.	Who bears the costs of soliciting these proxies?

A.	We will bear the costs of soliciting proxies. We are soliciting proxies for the 2017 Annual Meeting of Stockholders in the following ways:

•	We have retained a third party proxy consultant, Georgeson, L.L.C., to solicit proxies on our behalf;

•	Our directors, officers and employees may, without additional pay, solicit proxies by telephone, facsimile, email and personal interviews; and
•

We will request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Q.	Whom should I contact if I have any questions?

A.	If you have any questions about the 2017 Annual Meeting or your ownership of our common stock, please contact our Investor Relations Department at:

LogMeIn, Inc.

333 Summer Street

Boston Massachusetts 02210

Attention: Investor Relations

InvestorRelations@logmein.com

781-897-0694

Q.	What is “householding” and how may I receive a separate copy of the proxy statement or Annual Report to Stockholders?

A.	Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and Annual Report to Stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if our Investor Relations Department receives a call or written request from you at the address, telephone number or email address indicated above. If you want to receive separate copies of our proxy statement or Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder.

LOGMEIN, INC.    13

2017 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. We believe that having a staggered board of directors divided by classes is in the best interest of both the Company and its stockholders because it provides for greater stability and continuity on our board of directors. We have three Class II directors, whose terms expire at this Annual Meeting of Stockholders; three Class III directors, whose terms expire at the 2018 Annual Meeting of Stockholders; and three Class I directors, whose terms expire at our 2019 Annual Meeting of Stockholders.

At this Annual Meeting, stockholders will have an opportunity to vote for three nominees for Class III directors: David J. Henshall, Peter J. Sacripanti and William R. Wagner. All nominees are currently directors of LogMeIn. Additional information about Messrs. Henshall, Sacripanti and Wagner can be found below under “Our Board of Directors.”

The persons named in the enclosed proxy card will cast your vote to elect these three nominees as Class II directors, unless you vote “against” individual nominees or all nominees by marking the proxy card to that effect. If elected, each nominee for Class II director will hold office until the 2020 Annual Meeting of Stockholders or until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve if elected. However, if any nominee should be unable to serve, the persons named in the proxy card may vote the proxy for a substitute nominee nominated by our board of directors, or our board of directors may reduce the number of directors.

Our board of directors recommends a vote FOR each of the nominees.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Our Board of Directors

Our board of directors is responsible for ensuring that LogMeIn is properly managed to meet the Company’s stated goals and objectives and that the long-term interests of our stockholders are served. Our board of directors currently consists of nine members who are divided into three classes. The members of each class serve for staggered three-year terms. At each Annual Meeting of Stockholders, the successors to directors whose terms are set to expire will be elected to serve from the time of their election and qualification until the third Annual Meeting following their election. We believe that having a staggered board of directors divided by classes is in the best interest of both the company and its stockholders because it provides for greater stability and continuity on our board of directors.

The table below provides summary information about the current composition of our board of directors:

Director Name(1)	Age	Director Since	Director Class	Term Expires	Principal Occupation
Michael K. Simon(2)	52	2003	Class III	2018	Co-founder and Chairman of the Board, LogMeIn, Inc.
Steven J. Benson	58	2004	Class I	2019	Venture Partner, Launch Capital Partners and General Partner, Prism VentureWorks
Robert M. Calderoni(3)	57	2017	Class I	2019	Executive Chairman of Citrix Systems, Inc.; Former Interim President and CEO of Citrix
Michael J. Christenson	58	2010	Class I	2019	Managing Director, Allen & Company
Jesse A. Cohn(3)	36	2017	Class III	2018	Senior Portfolio Manager and Head of U.S. Equity Activism, Elliott Management Corporation
Edwin J. Gillis(4)	68	2007	Class III	2018	Business Consultant and Private Investor
David J. Henshall(3)	48	2017	Class II	2017	Chief Operating Officer and Chief Financial Officer, Citrix Systems, Inc.
Peter J. Sacripanti(3)	61	2017	Class II	2017	Partner, McDermott Will & Emery
William R. Wagner	50	2015	Class II	2017	President and Chief Executive Officer, LogMeIn, Inc.

(1)	Steven G. Chambers, Gregory W. Hughes and Marilyn Matz each served on our board of directors for all of fiscal 2016, but resigned from the board effective upon the closing of our Merger with GetGo on January 31, 2017.
(2)	Chairman of the Board of Directors
(3)	Messrs. Calderoni, Cohn, Henshall and Sacripanti were each appointed to our board of directors as Citrix-designated directors, pursuant to the terms of the Agreement and Plan of Merger, dated as of July 26, 2016, by and among LogMeIn, Inc., Lithium Merger Sub, Inc., Citrix Systems, Inc. and GetGo, Inc., as amended, which provided for Citrix to designate four directors, satisfactory to LogMeIn, to be appointed to the LogMeIn board of directors effective upon the closing of the Merger. The appointment of Mr. Cohn to our board of directors was also conditioned upon the execution of a Cooperation Agreement by and between the Company, Elliott International Capital Advisors Inc. and certain of its affiliates, which was effective as of January 31, 2017.
(4)	Lead Independent Director.

Our by-laws provide that the authorized number of directors may be changed only by resolution of our board of directors and that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes that all of our stockholders would be entitled to cast in an annual election of directors. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

The terms of the Agreement and Plan of Merger, dated as of July 26, 2016, by and among LogMeIn, Inc., Lithium Merger Sub, Inc., Citrix Systems, Inc. and GetGo, Inc., as amended, (the “Merger Agreement”) require that, at our first annual meeting of stockholders following the closing of the Merger (which is our 2017 Annual Meeting of Stockholders) we, subject to the reasonable exercise of our directors’ fiduciary duties, recommend the election of the individuals designated by Citrix for re-election to our board. The Merger Agreement also provides that in the event of a vacancy in one of the four director seats designated by Citrix during the two years following the closing of the Merger (or for a director whose term expires at our second annual meeting of stockholders following the Merger, the period ending on our second annual meeting of stockholders), our board of directors will appoint a Citrix-designated replacement that is satisfactory to our nominating and corporate governance committee to fill the vacancy.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Our Board of Directors (continued)

Director Biographies and Qualifications

The paragraphs that follow provide information as of the date of this proxy statement about each of our director nominees and current board members. The information presented includes their length of service as a director of LogMeIn, as well as information each director has given us about their age as of April 3, 2017, current positions held, principal occupation and business experience for the past five years, as well as the names of any other publicly-held companies of which they currently serve as a director or have served as a director during the past five years. There are no family relationships among any of our directors, nominees for director, or executive officers. We have also included information about each nominee’s specific experience, qualifications, attributes, or skills that led our board to conclude that he should serve as a director of LogMeIn. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen, an ability to exercise sound judgment and a commitment to our company and our board. Finally, we value their significant experience on other public company boards of directors and board committees.

Director Nominees

David J. Henshall

EVP, Chief Operating Officer & Chief Financial Officer, Citrix Systems, Inc.

Age: 48

Director Since: January 2017

Committee(s): Audit; Compensation (Chair)

Other public company boards: Since July 2015, Mr. Henshall has served on the board of Everbridge, Inc., a global provider of SaaS-based critical communications and enterprise safety solutions.

Experience: Since 2003, Mr. Henshall has held a number of senior finance roles within Citrix Systems, Inc., a software company, and has served as Citrix’s Chief Financial Officer since September 2011 and as Citrix’s Chief Operating Officer since February 2014. In his current roles as Citrix’s COO and CFO, Mr. Henshall oversees Citrix’s worldwide finance, operations and administration organizations. Prior to joining Citrix, Mr. Henshall served as Chief Financial Officer of Rational Software Corporation, a software company acquired by IBM Corporation in 2003, and also held various finance positions at Cypress Semiconductor and Samsung.

Qualifications: We believe Mr. Henshall’s qualifications to serve on our board include his extensive experience as a senior executive in the technology industry, including his experiences at several of the industry’s leading companies, as well as his financial expertise.

Peter J. Sacripanti

Partner at McDermott Will & Emery LLP

Age: 61

Director Since: January 2017

Committee(s): Audit; Nominating and Corporate Governance

Other Public Company Boards: Since December 2015, Mr. Sacripanti has served on the board of Citrix Systems, Inc.

Experience: Since 1996, Mr. Sacripanti has served as a Partner at McDermott Will & Emery, an international law firm with 2,000 full time employees in North America, Europe, and Asia, where his practice includes representing and defending major corporations and industry groups, including Fortune 500 companies. Mr. Sacripanti previously served as the Co-Chair and Chairman of the Executive Committee of

McDermott Will & Emery from September 2010 to January 2017. Mr. Sacripanti also currently serves as a trustee fellow of Fordham University, the Jesuit University of New York; as a member of the Columbia University Medical Center Board of Advisors and chair of the Cardiac Council for the Columbia University Medical Center; and serves as a member of The Columbus Citizens Foundation.

Qualifications: We believe Mr. Sacripanti’s qualifications to serve on our board include his years of experience representing large corporations on a variety of legal matters and his experience managing an international business organization.

William R. Wagner

President & Chief Executive Officer, LogMeIn, Inc.

Age: 50

Director Since: March 2015

Experience: Mr. Wagner has served as President and Chief Executive Officer of LogMeIn since December 2015. Mr. Wagner first joined LogMeIn in May 2013 as our Chief Operating Officer and served as our President and Chief Operating Officer from January 2015 to December 2015. Prior to joining LogMeIn, Mr. Wagner served as the Chief Operating Officer at Vocus, Inc., a leading cloud marketing software provider, from October 2010 to November 2012 and as Vocus’s Chief Marketing Officer from July 2006 to October 2010. Prior to Vocus, Mr. Wagner had served as the Chief Marketing Officer at Fiberlink Communications, from February 2000 to June 2006.

Qualifications: We believe Mr. Wagner’s qualifications to serve on our board include his extensive sales and marketing leadership experience working at a number of successful technology and software-as-a-service businesses, as well as his current experience as an operating executive in the software industry and at the Company.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Our Board of Directors (continued)

Current Directors

Michael K. Simon

Co-founder and Chairman of the Board, LogMeIn, Inc.

Age: 52

Director Since: February 2003

Committee(s): Operating

Other public company boards: Since June 2011, Mr. Simon has served on the board of HubSpot,Inc., a leading marketing and sales software platform provider.

Experience: Mr. Simon co-founded LogMeIn and has served as Chairman of our board of directors since our inception in February 2003 and previously served as LogMeIn’s Chief Executive Officer and Secretary until December 2015. Since December 2015, Mr. Simon has also served as the Special Advisor to the Chief Executive Officer at LogMeIn. Prior to founding LogMeIn, Mr. Simon was the founder and Chief Executive Officer of Uproar, Inc., a publicly-traded provider of online game shows and interactive games acquired by Vivendi Universal Games, Inc. in March 2001. Mr. Simon is a trustee of The Carroll School in Lincoln, Massachusetts and a member of The Graduate Studies and Research Advisory Council of the University of Notre Dame.

Qualifications: We believe Mr. Simon’s qualifications to serve on our board include his deep knowledge of LogMeIn and its operations as well as his extensive experience in the cloud-based connectivity and software-as-a-service industries.

Steven J. Benson

Venture Partner, Launch Capital Partners; General Partner, Prism VentureWorks

Age: 58

Director Since: October 2004

Committee(s): Compensation; Nominating and Corporate Governance (Chair)

Experience: Mr. Benson has served as a Venture Partner of Launch Capital Partners, a venture capital firm, since August 2016 and as a General Partner of Prism VentureWorks, since March 2004. Mr. Benson has also served as an Executive in Residence at Bentley University since January 2009 and co-founded Bentley’s Corporate Immersion Institute, an award-winning management development graduate program. Since August 2014, Mr. Benson has also hosted a weekly radio show on Bloomberg Radio which focuses on venture capitalism. Mr. Benson previously served as the Chief Executive Officer of MCK Communications, a provider of distributed voice communications services, from 1997 to 2002.

Qualifications: We believe Mr. Benson’s qualifications to serve on our board include his over 35 years of experience in the tech industry as an entrepreneur, board member and board advisor as well as his experience as a managing executive in the software-as-a-service industry.

Michael J. Christenson

Managing Director, Allen & Company

Age: 58

Director Since: August 2010

Committees: Compensation; Nominating and Corporate Governance; Operating

Experience: Mr. Christenson has been a Managing Director at Allen & Company, a New York investment bank, since June 2010. From April 2006 to May 2010, Mr. Christenson served as the President and Chief Operating Officer of CA, Inc., an IT management software and solutions company. From February 2005 to April 2006, Mr. Christenson served as CA, Inc.’s Executive Vice President of Strategy and Business Development. Prior to joining CA, Inc., Mr. Christenson held a number of leadership positions at Citigroup Global Markets, Inc. from 1987 to 2004.

Qualifications: We believe Mr. Christenson’s qualifications to serve on our board include his extensive investment banking background, as well as his experience in the software industry and as an operating executive.

Jesse A. Cohn

Senior Portfolio Manager and Head of U.S. Equity Activism, Elliott Management Corporation

Age: 36

Director Since: January 2017

Committee(s): Operating

Other public company boards: Since July 2015, Mr. Cohn has served on the board of Citrix Systems, Inc.

Experience: Mr. Cohn is a senior portfolio manager and head of U.S. equity activism at Elliott Management Corporation, a $32 billion investment firm. Mr. Cohn joined Elliott in 2004 and manages both public and private investments for the firm. Mr. Cohn also serves on the board of directors of several private companies. Prior to joining Elliott, Mr. Cohn was an analyst in the mergers and acquisitions group of Morgan Stanley.

Qualifications: We believe Mr. Cohn’s qualifications to serve on our board include his financial and corporate governance expertise as well as his knowledge of software and high technology companies, including his service on the boards of directors of a number of private companies.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Our Board of Directors (continued)

Robert M. Calderoni

Executive Chairman of Citrix Systems, Inc.; Former Interim President and Chief Executive Officer of Citrix

Age: 57

Director Since: January 2017

Committee(s): Compensation; Operating (Chair)

Other public company boards: Since 2003, Mr. Calderoni has served on the Board of Directors of Juniper Networks, Inc., a publicly-traded networking company; since 2007, he has served on the Board of Directors of KLA-Tencor, a publicly-traded semiconductor company; and since June 2014, he has served on the board of Citrix Systems, Inc.

Experience: Mr. Calderoni has served as Executive Chairman of Citrix Systems, Inc. since July 2015 and previously served as Citrix’s Interim Chief Executive Officer and President from October 2015 to January 2016. Mr. Calderoni served as Chairman and Chief Executive Officer of Ariba, Inc., a cloud applications and business network company, from October 2001 until it was acquired by SAP, a publicly-traded software and IT services company, in October 2012, and then continued as Chief Executive Officer of Ariba following the acquisition until January 2014. Mr. Calderoni also served as a member of the global managing board at SAP AG between November 2012 and January 2014 and as President of SAP Cloud at SAP AG from June 2013 to January 2014. Prior to Ariba, Mr. Calderoni held senior finance roles at Apple and IBM and served as Chief Financial Officer of Avery Dennison Corporation, a publicly-traded packaging and labelling solutions company.

Qualifications: We believe Mr. Calderoni’s qualifications to serve on our board include his extensive experience as a leader and manager of multiple large scale global enterprises, particularly his experience as a leader of publicly-traded software-as-a-service companies, as well as his overall financial, accounting, corporate finance and operations expertise.

Edwin J. Gillis

Business Consultant & Private Investor

Age: 68

Director Since: November 2007

Committee(s): Audit (Chair)

Other public company boards: Since October 2006, Mr. Gillis has served on the board of Teradyne, Inc., a leading supplier of automation equipment for test and industrial applications; since 2009, Mr. Gillis has served on the board of Sophos Group plc, a security software and hardware provider;

Experience: Mr. Gillis serves as our Lead Director and has worked as a business consultant and private investor since January 2006. His consulting engagements have included executive advisory and financial leadership roles at companies such as Nuance, Skype and Avaya. From July 2005 to December 2005, Mr. Gillis served as the Senior Vice President of Administration and Integration of Symantec Corporation, a publicly-traded Internet security company, following its merger with Veritas Software Corporation. From November 2002 to July 2005, Mr. Gillis served as Executive Vice President and Chief Financial Officer of Veritas Software Corporation. Prior to Veritas, Mr. Gillis served as Executive Vice President and Chief Financial Officer of Parametric Technology Corporation from September 1995 to November 2002. From June 1991 to September 1995, Mr. Gillis served as the Chief Financial Officer of Lotus Development Corporation and as a Certified Public Accountant and Partner at Coopers & Lybrand L.L.P. from August 1976 to June 1991.

Qualifications: We believe Mr. Gillis’ qualifications to serve on our board include his financial and accounting expertise as well as his extensive experience on public company boards and as an operating executive of publicly held software companies.

18    LOGMEIN, INC.

2017 NOTICE OF MEETING AND PROXY STATEMENT

Corporate Governance

Our Commitment to Corporate Governance

The principal responsibility of our board of directors is to oversee the management of the company and, in so doing, serve the best interests of the Company and its stockholders. To help fulfill this responsibility, our board of directors has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics. We believe that these corporate governance policies and guidelines adopted by our board of directors reflect many current “best practices,” including:

•	A “majority of votes” voting standard and a director resignation policy for directors in uncontested elections
•	Seven out of nine directors are independent under the NASDAQ Marketplace Rules
•	An independent lead director presides over all executive sessions of the board of directors and together with the Chairman helps set board and committee meeting agendas
•	Four standing board committees, three of which are comprised solely of independent directors
•	Directors have full and free access to management and, as necessary and appropriate, independent advisors
•	We have separated the roles of Chairman and Chief Executive Officer
•	All directors attended greater than 75% of board meetings held during 2016
•	Our insider trading policy prohibits executives and directors from hedging or pledging LogMeIn stock
•	Directors and Section 16 executive officers are subject to stock ownership guidelines
•	At least annually, the board of directors and its committees conduct a self-evaluation to determine whether they are functioning effectively

Complete copies of our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and the charters for our audit, compensation, and nominating and corporate governance committees are available on the “Investors — Corporate Governance — Documents & Charters” section of our website, www.logmeininc.com. Alternatively, you may request a copy of any of these documents free of charge by writing to:

LogMeIn, Inc.

333 Summer Street

Boston, Massachusetts 02210

Attention: Investor Relations

Any amendments to our Code of Business Conduct and Ethics will be disclosed on our website.

Board Leadership Structure

Our board has implemented a leadership structure comprised of both a Chairman, Mr. Michael Simon, and a Lead Independent Director, Mr. Edwin Gillis:

•

Chairman — The Chairman of our board, among other things, is responsible for presiding over and managing the board and setting agendas for our board meetings. Our board of directors believes that Mr. Simon’s service as both Chairman of the board and his experience as co-founder of LogMeIn and Special Advisor to the Chief Executive Officer is in the best interest of the Company and its stockholders because he possesses detailed knowledge of the issues, opportunities and challenges facing the Company, its business and its industry.

•

Lead Independent Director — Edwin J. Gillis, an independent director who also serves as chairman of the audit committee, has been selected by our board of directors to serve as the Lead Independent Director for all meetings of the non-employee directors held in executive session. The Lead Independent Director has the responsibility of presiding at all executive sessions of the board of directors, consulting with both the Chairman and the Chief Executive Officer on board and committee meeting agendas, acting as a liaison between management and the non-employee directors, including maintaining frequent contact with both the Chairman and Chief Executive Officer and advising them on the efficiency of the board meetings, facilitating teamwork and communication between the non-employee directors and management, as well as additional responsibilities that are more fully described in our Corporate Governance Guidelines, posted on the “Investor — Corporate Governance — Documents & Charters” section of our website, located at www.logmeininc.com.

Director Independence

NASDAQ and Exchange Act Independence Standards

Rule 5605(b)(1) of the NASDAQ Marketplace Rules (the “NASDAQ Rules”), independent directors must comprise a majority of a listed company’s board of directors within one year of listing. The NASDAQ Rules also require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also

LOGMEIN, INC.    19

2017 NOTICE OF MEETING AND PROXY STATEMENT

Corporate Governance (continued)

satisfy the independence criteria set forth in Rule 10A-3 (“Rule 10A-3”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the NASDAQ Rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Prior to accepting the appointments of Messrs. Calderoni, Cohn, Henshall and Sacripanti to our board of directors, our then-current board of directors was presented with a summary and analysis of Messrs. Calderoni, Cohn, Henshall and Sacripanti’s independence and qualifications for service under the aforementioned rules and regulations. Our board of directors has determined that, with the exception of Mr. Simon and Mr. Wagner, all of our directors, including each of Messrs. Calderoni, Cohn, Henshall and Sacripanti, qualify as “independent” as that term is defined under NASDAQ Marketplace Rule 5605(a)(2) and the SEC regulations and that those directors who comprise our audit, compensation and nominating and corporate governance committees also satisfy the heightened independence standards for those committees established by applicable SEC regulations and the NASDAQ Rules. In making this determination, our board of directors considered the relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Additional Independence Standards

In addition to the independence standards required by the NASDAQ Rules and the Exchange Act, certain organizations that serve institutional investors have additional heightened standards and policies which they use to evaluate director independence when making voting recommendations to shareholders. These standards and policies are often driven by a belief that directors who are too closely tied to management may have inherent conflicts of interest and therefore may be less willing and able to effectively evaluate and scrutinize company performance.

With the exception of Mr. Simon, who previously served as our CEO and currently serves as a special advisor to our current CEO, and Mr. Wagner, who currently serves as our CEO and President, we believe that our other seven directors are sufficiently independent from our management team to allow them to effectively serve as directors since, in addition to their independence under the NASDAQ and Exchange Act standards, none of them have ever served as an officer or employee of LogMeIn or one of its affiliates, nor have they ever beneficially owned more that 50% of LogMeIn’s voting power.

Specifically with regard to Mr. Calderoni and Mr. Henshall, each of whom currently hold management positions at Citrix, it is important to note that: (i) while each is an officer of Citrix, Citrix itself never owned any shares of LogMeIn, and thus was not an affiliate of LogMeIn; (ii) neither Citrix nor GetGo was a parent or predecessor to LogMeIn; and (iii) LogMeIn never had a joint venture or partnership arrangement, before, during or after its Merger with GetGo.

Board Meetings and Attendance

Our board met eight (8) times during the year ended December 31, 2016. During 2016, each director attended at least 75% of the board meetings held during the period for which he or she has been a director. During 2016, each incumbent director attended at least 75% of the number of meetings held by all committees of the board on which he or she then served. All of our directors were present at our Annual Meeting of Stockholders in May 2016.

Board Committees

Our board of directors currently has four standing committees: an audit committee, a compensation committee, a nominating and corporate governance committee and an operating committee, each of which assist the board in fulfilling its oversight responsibilities and help ensure that the Company is properly managed to meet its stated goals and objectives. Each committee operates under a charter that has been approved by our board of directors in compliance with the NASDAQ Marketplace Rules, copies of which are available under the “Investor — Corporate Governance-Documents & Charters” section on our website, located at www.logmeininc.com. Pursuant to the Merger Agreement, our board of directors appointed at least one Citrix director designee to each of the nominating and corporate governance committee, the audit committee and the compensation committee. In addition, our board has established an operating committee that is comprised of two Citrix designees and two directors serving on the board prior to the Merger, which committee will be maintained for a period of at least two years following the closing of the Merger.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Corporate Governance (continued)

The following table indicates the members of each board committee as of April 3, 2017:

Director Name:	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Operating Committee(1)
Michael K. Simon «
Steven J. Benson
Robert M. Calderoni
Michael J. Christenson
Jesse A. Cohn
Edwin J. Gillis ♦
David J. Henshall
Peter J. Sacripanti
William R. Wagner
Number of Meetings held in fiscal 2016	9	2	2	—

(1)	The Operating Committee was established on January 31, 2017 and therefore did not meet during fiscal 2016.

« = Chairman of the Board   ◆ = Lead Independent Director   = Committee Chair   = Committee member

Audit Committee — During fiscal 2016, our audit committee was comprised of Mr. Gillis, who serves as chairman, Mr. Benson and Ms. Marilyn Matz, who resigned from the board and all committees effective January 31, 2017. Effective January 31, 2017, Ms. Matz and Mr. Benson were replaced on the audit committee by Mr. Henshall and Mr. Sacripanti. Our board of directors has determined that each audit committee member satisfies the requirements for financial literacy under the current requirements of the NASDAQ Marketplace Rules. Mr. Gillis is an “audit committee financial expert,” as defined by SEC rules, and satisfies the financial sophistication requirements of the NASDAQ Global Select Market. Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures, and Code of Business Conduct and Ethics;
•	reviewing our risk-management policies and security procedures;
•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and resolution of accounting-related complaints and concerns;
•	meeting independently with our independent registered public accounting firm and management;
•	reviewing and approving or ratifying any related-person transactions; and
•	preparing the annual audit committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee — During fiscal 2016, our compensation committee was comprised of Mr. Benson, who served as chairman of the committee, Mr. Gregory Hughes, who resigned from the board and all committees effective January 31, 2017, and Mr. Irfan Salim, whose term expired at our 2016 Annual Meeting of Stockholders. Effective as of January 31, 2017, our compensation committee is comprised of Mr. Henshall, who serves as chairman of the committee, and Messrs. Benson, Calderoni and Christenson. The compensation committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives used to set Chief Executive Officer compensation;
•	determining our Chief Executive Officer’s compensation;
•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our other executive officers;

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Corporate Governance (continued)

•	overseeing the evaluation of our senior executives;
•	overseeing and administering our cash and equity incentive plans;
•	reviewing and making recommendations to our board of directors with respect to director compensation;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure required by SEC rules; and
•	preparing the annual compensation committee report required by SEC rules.

None of our executive officers serve as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee. None of the members of our compensation committee is an officer or employee of our company, nor have they ever been an officer or employee of our company.

Nominating and Corporate Governance Committee — During fiscal 2016, our nominating and corporate governance committee was comprised of Mr. Salim, who served as chairman of the committee until his term expired at our 2016 Annual Meeting of Stockholders, Mr. Christenson and Mr. Gillis. Effective as of January 31, 2017, our nominating and corporate governance committee is comprised of Mr. Benson, who serves as chairman of the committee, and Messrs. Christenson and Sacripanti. The nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors;
•	recommending to our board of directors the persons to be nominated for election as directors and to each board committee;
•	reviewing and making recommendations to our board of directors with respect to management succession planning;
•	developing and recommending corporate governance principles to our board of directors; and
•	overseeing an annual evaluation of our board of directors.

Operating Committee — Our operating committee was established on January 31, 2017 effective upon the closing of our Merger with GetGo. The operating committee is comprised of Mr. Calderoni, who serves as chairman of the committee, Mr. Christenson, Mr. Cohn and Mr. Simon. Pursuant to its charter, the committee has been established for a period of two (2) years following January 31, 2017, at which time the operating committee shall automatically be disbanded and shall cease to exist as a committee unless the board of directors acts to extend its existence. The operating committee is responsible for designing and overseeing a plan to achieve the synergies expected to result from the Company’s Merger, and to undertake any other related activities as may be delegated by the board of directors.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations; meetings to evaluate potential candidates; and interviews of selected candidates by members of the nominating and corporate governance committee, the board of directors and members of senior management. The nominating and corporate governance committee also has the authority to retain the services of an executive search firm to help identify and evaluate potential director candidates.

When considering whether to recommend any particular candidate for inclusion in the board of directors’ slate of recommended director nominees, our nominating and corporate governance committee applies the criteria set forth in our Corporate Governance Guidelines, posted on the “Investor — Corporate Governance — Documents & Charters” section of our website, located at www.logmeininc.com. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Diversity on the board is also considered by the nominating and corporate governance committee in the director identification and nomination process. The committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee. Our board of directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that will allow it to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

When recommending nominees to the full board of directors, our nominating and corporate governance committee shall consider candidates proposed by stockholders, and shall apply the same criteria and follow substantially the same process in considering such candidates as it does in considering other candidates. Stockholders nominating director candidates must follow the procedures set forth under “INFORMATION ABOUT THE ANNUAL MEETING AND VOTING — “May I recommend a candidate for LogMeIn’s board of directors?”” and “How and when may I submit a stockholder proposal for the 2018 Annual Meeting?”

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Corporate Governance (continued)

You can find more detailed information on our process for selecting board members and our criteria for board nominees in our Corporate Governance Guidelines, posted on the “Investor — Corporate Governance — Documents & Charters” section of our website, located at www.logmeininc.com.

Director Voting Standard

Our by-laws provide that, in an uncontested election, each director will be elected by a majority of votes cast. A “majority of votes cast” means the number of shares voted “for” a director exceeds the number of votes cast “against” that director. In addition, our Corporate Governance Guidelines include a director resignation policy that provides that, in uncontested elections, an incumbent director nominee who does not receive the required votes for re-election is expected to tender his or her resignation to the board. The nominating and corporate governance committee, or another duly authorized committee of the board, will determine whether to accept or reject the tendered resignation generally within ninety days after certification of the election results. No director who failed to receive the required votes for re-election may participate in the consideration of the matter. The Company will publicly disclose the nominating and corporate governance committee’s (or other responsible committee’s) decision.

The majority voting standard does not apply, however, if the board of directors determines that the number of nominees for director exceeds the number of directors to be elected. In such circumstances, even if the number of nominees for director later no longer exceeds the number of directors to be elected, directors will instead be elected by a plurality of the votes cast, meaning that the nominees receiving the most votes will be elected.

Compensation Risk Assessment

Consistent with the SEC’s disclosure requirements, we have assessed our compensation programs for all employees. We have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Management has evaluated our executive and employee compensation and benefits programs to determine if these programs’ provisions and operations create undesired or unintentional risk of a material nature. The risk assessment process includes a review of program policies and practices; analysis to identify risks and risk controls related to our compensation programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, the effectiveness of our risk controls and the impacts of our compensation programs and their risks to LogMeIn strategy. Although we periodically review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. In relation to this, we believe that our incentive compensation arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and the risk management practices of LogMeIn.

The compensation committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in the Company’s business or risk profile.

Executive Compensation Process

The compensation committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. Additionally, the compensation committee may delegate authority to one or more subcommittees as it deems appropriate. The processes and procedures followed by our compensation committee in considering and determining executive compensation are described below under the heading “Executive Compensation Discussion and Analysis.”

Transactions with Related Persons

Since January 1, 2016, we have not engaged in any transactions with our directors, executive officers and holders of more than 5% of our voting securities, and affiliates or immediately family members of our directors, executive officers or holders of more than 5% of our voting securities, in which the amount involved exceeds $120,000.

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the audit committee of our board of directors. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Corporate Governance (continued)

review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the transaction; and
•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is consistent with our best interests. The audit committee may impose any conditions on the related-person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related-person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related-person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million or 2% of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of our annual consolidated gross revenues; and

•	a transaction that is specifically contemplated by provisions of our charter or by-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

Communicating with our Board of Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the nominating and corporate governance committee, subject to the advice and assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the nominating and corporate governance committee considers to be important for the directors to review. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications to our board of directors on any topic should address such communications to:

LogMeIn, Inc.

333 Summer Street

Boston, Massachusetts 02210

Attention: Board of Directors, c/o Corporate Secretary

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Director Compensation

Overview of 2016 Director Compensation Program

We use a combination of cash and stock-based compensation to attract and retain qualified persons to serve on our board of directors. The form and amount of director compensation is determined by the board, based upon the recommendations of our compensation committee. Mr. Simon, our Chairman and current Special Advisor to the Chief Executive Officer, and Mr. Wagner, our President and Chief Executive Officer, did not receive any compensation in connection with their service as directors during fiscal 2016. The compensation that we paid in 2016 to Mr. Wagner as an employee is discussed in the “Executive Compensation Discussion and Analysis” section beginning on page 31.

2016 Director Cash Compensation

For fiscal 2016, each of our non-employee directors were entitled to receive an annual retainer of $35,000, which was paid quarterly. Each non-employee director was also entitled to receive an additional annual fee of $7,800 for service on the audit committee, $5,000 for service on the compensation committee and $5,000 for service on the nominating and corporate governance committee. In lieu of these additional annual fees for service on the committees, the chairman of the audit committee was entitled to receive an additional annual retainer of $20,000, the chairman of the compensation committee was entitled to receive an additional annual retainer of $20,000, and the chairman of the nominating and corporate governance committee was entitled to receive an additional annual retainer of $10,000. Our Lead Independent Director also received an additional annual retainer of $15,000. We also reimburse each non-employee director for any out-of-pocket expenses incurred in connection with their attending our board and committee meetings. In determining the amount of cash compensation to be paid to our non-employee directors, our compensation committee retained an independent compensation consultant, Compensia, Inc., or Compensia, who presented competitive market data and ranges for cash compensation that are consistent with our compensation peer group.

2016 Director Stock Compensation

In addition to cash compensation, we also grant our non-employee directors RSU awards under our Amended and Restated 2009 Stock Incentive Plan. In determining the amounts of RSU awards to be granted to our non-employee directors, the compensation committee generally plans to grant awards that are deemed to be competitive with the equity awards granted by the other companies within our fiscal 2016 compensation peer group and other companies within our industry and region.

Each of our non-employee directors who served during fiscal 2016, with the exception of Mr. Salim, whose term expired at our 2016 Annual Meeting of Stockholders, were awarded a time-based RSU award with vesting conditions which were subject to their continued service as a director through their applicable vesting date. Pursuant to the individual award agreements, vesting rights typically cease after termination of service except in the case of death or disability. Prior to the vesting of an RSU, the holder has no rights as a stockholder with respect to the shares subject to such RSU, including voting rights and the right to receive dividends or dividend equivalents.

In fiscal 2016, the following time-based RSU awards were granted to our non-employee directors:

Non- Employee Director	Shares of Common Stock Subject to Time-Based RSU Awards (#)(1)
Steven J. Benson	3,616
Steven G. Chambers(2)	3,616
Michael J. Christenson	3,616
Edwin J. Gillis	3,616
Gregory W. Hughes(2)	3,616
Marilyn Matz(2)	3,616
Irfan Salim(3)	—

(1)	The 2016 RSU awards granted to Messrs. Benson, Chambers, Christenson, Gillis, Hughes and Ms. Matz were awarded at the May 26, 2016 meeting of our board of directors and have a one-year cliff vesting condition whereby the shares underlying these awards will become fully vested on the first anniversary of the date of grant, subject to their continued service through such date.
(2)	Mr. Chambers, Mr. Hughes and Ms. Matz resigned from our board of directors effective January 31, 2017.
(3)	Mr. Salim’s term expired at our 2016 Annual Meeting of Stockholders.

Director Stock Ownership Guidelines

Our board of directors has adopted stock ownership guidelines for our non-employee directors. Pursuant to these stock ownership guidelines, each current non-employee director and any newly appointed non-employee director is required to, by the later of November 14, 2016 (the date three years from the guidelines’ implementation date) or, for newly elected directors, the date three (3) years from the date of his or her

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Director Compensation (continued)

election to the board, own shares of the company’s common stock having an aggregate value at least equal to one times the amount of the annual cash retainer that we currently pay our non-employee directors for general service on our board, excluding any additional retainers paid for serving on committees or as lead director. For purposes of this calculation, shares of the company’s common stock held directly or indirectly by the non-employee director are included while any outstanding and unvested RSU awards or any outstanding and unvested or vested but unexercised stock option awards are excluded.

Director Compensation in Fiscal 2016

The following table sets forth information regarding compensation earned by our non-employee directors during 2016:

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)(3)		All Other Compensation		Total ($)
Steven J. Benson	$62,800	$220,395	(6)	$—		$283,195
Steven G. Chambers(4)	$35,000	$220,395	(6)	$170,495	(7)	$425,890
Michael J. Christenson	$40,000	$220,395	(6)	$—		$260,395
Edwin J. Gillis	$75,000	$220,395	(6)	$—		$295,395
Gregory W. Hughes(4)	$40,000	$220,395	(6)	$170,495	(7)	$430,890
Marilyn Matz(4)	$42,800	$220,395	(6)	$170,495	(7)	$433,690
Irfan Salim(5)	$25,000	$—		$—		$25,000
Michael K. Simon	$—	—		$114,292	(8)	$114,292

(1)	The amounts reported in this column represent the aggregate dollar amount of all fees earned or paid in cash to each non-employee director in fiscal 2016 for their service as a director, including any annual retainer fees, committee and/or chairmanship fees and lead director fees.
(2)	The amounts shown in this column represent the grant date fair value calculated in accordance with the provisions of FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
(3)	The following table shows the aggregate number of stock awards and stock option awards held as of December 31, 2016 by each of our non-employee directors who served during 2016:

Name	Stock Awards (#)	Option Awards (#)
Steven J. Benson	3,616	—
Steven G. Chambers	3,616	—
Michael J. Christenson	3,616	90,000
Edwin J. Gillis	3,616	—
Gregory W. Hughes	3,616	30,000
Marilyn Matz	3,616	—
Irfan Salim	—	—
Michael K. Simon	70,001	70,000

(4)	Mr. Chambers, Mr. Hughes and Ms. Matz resigned from our board of directors effective January 31, 2017.
(5)	Mr. Salim’s term expired at our 2016 Annual Meeting of Stockholders and he did not receive any RSU awards in fiscal 2016.
(6)	Represents 3,616 RSU awards granted at the May 26, 2016 meeting of our board of directors, which have a one-year cliff vesting condition whereby the awards become fully vested on the first anniversary of the date of grant.
(7)	Effective upon their resignation on January 31, 2017, the board of directors accelerated the vesting of each of the 3,616 unvested RSUs awarded to Mr. Chambers, Mr. Hughes and Ms. Matz’s, which were scheduled to vest on May 26, 2017 and each had an aggregate value of $390,890 based on the closing price of the Company’s common stock on the NASDAQ Global Select Market on January 31, 2017. The amount reported represents $170,495 in incremental fair value received by Mr. Chambers, Mr. Hughes and Ms. Matz’s in connection with the modification of these RSU awards however, these amounts do not represent actual amounts paid to or realized by the directors during 2016.
(8)	Amount shown represents $100,000 in base salary payments and $14,292 in medical insurance, life insurance and disability insurance premiums as well as any Section 401(k) plan matching contributions paid by us on behalf Mr. Simon in accordance with the terms of his Transition Agreement dated September 30, 2015, pursuant to which Mr. Simon provided assistance in transitioning his duties following his resignation as our Chief Executive Officer and performed special assignments as requested by Mr. Wagner.

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PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017. Although stockholder approval of our audit committee’s selection of Deloitte & Touche LLP is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, our audit committee will take that into consideration and may reconsider the selection. We expect that a representative of Deloitte & Touche LLP, which served as our independent registered public accounting firm for the year ended December 31, 2016, will be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she wishes.

Our board of directors recommends a vote FOR this proposal.

Audit Committee Report

The audit committee has reviewed and discussed with our management our audited consolidated financial statements for the year ended December 31, 2016. The audit committee has also reviewed and discussed with Deloitte & Touche LLP, our independent registered public accounting firm, our audited consolidated financial statements and the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees), or SAS No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. SAS No. 61 requires our independent registered public accounting firm to discuss with the audit committee, among other things, the following to the extent applicable or relevant:

•	methods to account for significant unusual transactions;
•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and
•	disagreements with management, if any, over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The audit committee has also received from Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The audit committee has discussed with Deloitte & Touche LLP the matters disclosed in the letter and its independence with respect to LogMeIn, including a review of audit and non-audit fees and services, and concluded that Deloitte & Touche LLP is independent.

Based on its discussions with management and Deloitte & Touche LLP, and its review of the representations and information referred to above provided by management and Deloitte & Touche LLP, the audit committee recommended to the board of directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

By the Audit Committee of the Board of Directors of LogMeIn, Inc.,

Edwin J. Gillis, Chairman

David J. Henshall

Peter J. Sacripanti

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Proposal 2 — Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm (continued)

Auditor Fees and Services

The following table presents the aggregate fees of Deloitte & Touche LLP, our independent registered public accounting firm, incurred by us for the years ended December 31, 2015 and 2016:

Fee Category	2015	2016
Audit Fees(1)	$819,000	$1,193,000
Tax Fees(2)	312,200	287,500
All Other Fees(3)	82,700	93,300
Total Fees	$1,213,900	$1,573,800

(1)	Audit fees consisted of fees for the audit of our annual financial statements, the review of our interim financial statements, the review of financial information included in our filings with the SEC, an assessment of the effectiveness of our internal controls over financial reporting in connection with Section 404 of the Sarbanes-Oxley Act of 2002 and other professional services provided in connection with statutory and regulatory filings or engagements.
(2)	Tax fees consisted of fees for tax compliance, tax advice and tax planning services.
(3)	All other fees consists principally of tax compliance services related to our expatriate employees, government grant review, and subscription for an accounting research tool.

The audit committee of our board of directors believes that the non-audit services described above did not compromise Deloitte & Touche LLP’s independence. The audit committee’s charter, a copy of which can be found on the “Investors — Corporate Governance — Documents & Charters” section of our website, www.logmeininc.com, requires that all proposals to engage Deloitte & Touche LLP for services, and all proposed fees for these services, be submitted to the audit committee for approval before Deloitte & Touche LLP may provide the services. From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next twelve months. Any pre-approval is also generally subject to a maximum dollar amount, and the audit committee is informed of each service once it has been provided.

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PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION (A “SAY ON PAY”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement.

Our objectives with respect to executive compensation are to (i) attract, motivate, and retain talented executive officers, (ii) promote the achievement of key financial and strategic performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and, in some cases, individual performance goals and (iii) align the incentives of our executives with the creation of value for our stockholders. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and other business-related goals, and the realization of increased stockholder value. To achieve these objectives, our compensation committee, in conjunction with a third-party compensation consultant, reviews and evaluates our executive compensation program with the goal of setting compensation at levels the committee believes are competitive in our industry and region. In addition, our executive compensation program ties a substantial portion of each executive’s overall compensation to key financial and operational goals such as our financial and operational performance. We also provide a portion of our executive compensation in the form of time-based equity incentive awards that vest over time, which we believe helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer-term success of our company as reflected in stock price appreciation. The “Executive Compensation Discussion and Analysis” section of this proxy statement, beginning on page 31, describes in detail our executive compensation programs and the decisions made by the compensation committee and our board of directors, with respect to the fiscal year ended December 31, 2016.

We are asking our stockholders to indicate their support and approval for our named executive officer compensation as described herein. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that, pursuant to Section 14A of the Exchange Act, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

The say-on-pay vote is advisory, and therefore not binding on the Company, the compensation committee or our board of directors. However, our board of directors and our compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, they will consider any stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

Our board of directors recommends a vote FOR the approval of the compensation of the named executive officers.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

Our Executive Officers

Our executive officers and their respective ages and positions as of our record date, April 3, 2017, are as follows:

Name	Age	Employee Since	Title
William R. Wagner	50	2013	President and Chief Executive Officer
Edward K. Herdiech	50	2006	Chief Financial Officer and Treasurer
Christopher L. Battles	41	2017	Chief Product Officer
Lawrence M. D’Angelo	53	2011	Senior Vice President, Sales
Michael J. Donahue	43	2007	Senior Vice President, General Counsel and Secretary
W. Sean Ford	48	2014	Chief Marketing Officer
James S. H. Lok	57	2017	Senior Vice President, Engineering

Executive Officer Biographies

•

William R. Wagner has served as President and Chief Executive Officer of LogMeIn since December 2015 and has served on our board of directors since March 2015. Mr. Wagner first joined LogMeIn in May 2013 as our Chief Operating Officer and served as our President and Chief Operating Officer from January 2015 to December 2015. Prior to joining LogMeIn, Mr. Wagner served as the Chief Operating Officer at Vocus, Inc., a leading cloud marketing software provider, from October 2010 to November 2012 and as Vocus’s Chief Marketing Officer from July 2006 to October 2010. Prior to joining Vocus, Mr. Wagner had served as the Chief Marketing Officer at Fiberlink Communications, from February 2000 to June 2006.

•

Edward K. Herdiech has served as our Chief Financial Officer and Treasurer since January 2015. Mr. Herdiech joined the Company in December 2006 and has previously served in a number of key financial roles, including most recently as Senior Vice President, Finance from January 2014 to January 2015. Prior to joining LogMeIn, Mr. Herdiech held a number of finance positions at Parametric Technology Corporation, a leading provider of 3D design software, product lifecycle management software and service management solutions.

•

Christopher L. Battles has served as our Chief Product Officer since February 2017. Prior to joining LogMeIn, Mr. Battles served as Vice President and General Manager of Citrix Systems, Inc.’s Communications Cloud from September 2014 through January 2017. From August 2010 through September 2014, Mr. Battles held a number of senior product leadership roles at Intuit, Inc., a global provider of financial, accounting and tax preparation software, most recently serving as Vice President of Product Experience for Intuit’s Small Business Care Group, which provided service and support to millions of small businesses around the globe, from August 2013 to September 2014.

•

Lawrence M. D’Angelo has served as our Senior Vice President, Sales since June 2013. Mr. D’Angelo joined the Company in October 2011 and previously served as our Vice President of North American Sales. Prior to joining LogMeIn, Mr. D’Angelo served as the Vice President, Sales at Digital Reef, Inc., a leading provider of eDiscovery and information governance SaaS solutions, from 2009 to October 2011. Mr. D’Angelo served as the Vice President of Business Operations at Makana Solutions from 2008 until they were acquired by Salary.com in September 2009.

•

Michael J. Donahue has served as our Senior Vice President and General Counsel since September 2013 and as Corporate Secretary since December 2015. Mr. Donahue joined LogMeIn in June 2007 and previously served as our Vice President and General Counsel. From August 2005 to June 2007, Mr. Donahue served as Vice President and General Counsel of C.P. Baker & Company, Ltd., a Boston-based private equity firm. From September 1999 to August 2005, Mr. Donahue worked as a corporate attorney at Wilmer Cutler Pickering Hale and Dorr LLP.

•

W. Sean Ford has served as our Chief Marketing Officer since January 2014. Prior to joining LogMeIn, Mr. Ford served as Vice President, Worldwide Marketing, and Chief Marketing Officer of Avid Technology, Inc., a video and audio production technology company, from August 2012 to January 2014. From August 2011 to July 2012, Mr. Ford served as the Chief Operating Officer and Chief Marketing Officer of Zmags, Inc., a provider of digital publishing software for catalogs, magazines and other online publications. Prior to Zmags, Mr. Ford had served as Chief Marketing Officer for Syncsort, Inc. from December 2009 to August 2011. He also served in a number of marketing roles, including Vice President, Global Business Unit Marketing, for Oracle Corporation, from April 2006 to December 2009.

•

James S. H. Lok has served as our Senior Vice President, Engineering since February 2017. Mr. Lok has over 20 years of product development leadership experience, including most recently serving as Vice President of Product Development at Citrix Systems, Inc. from January 2014 through January 2017. Prior to his time at Citrix, Mr. Lok served as Vice President of Engineering for Intuit, Inc.’s Payment Division from December 2010 to January 2014. From March 2005 to January 2011, Mr. Lok also served in a number of senior engineering roles for Yahoo, Inc., including Vice President of Engineering for Yahoo’s Yahoo Open Social Web Services group.

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Executive Compensation Discussion and Analysis

This Executive Compensation Discussion and Analysis describes our executive compensation philosophy, policies and practices, and also details the 2016 compensation paid to those individuals who served as our principal executive officer and principal financial officer during the year ended December 31, 2016, as well as the three executive officers (other than our principal executive officer and principal financial officer) who were our most highly compensated executive officers as of December 31, 2016. These individuals were as follows:

Name	FY2016 Title
William R. Wagner	President and Chief Executive Officer (our “CEO”)
Edward K. Herdiech	Chief Financial Officer and Treasure (“our CFO”)
Lawrence M. D’Angelo	Senior Vice President, Sales
Matthew P. Kaplan	Chief Product Officer(1)
W. Sean Ford	Chief Marketing Officer

(1)	Effective as of January 31, 2017, Mr. Kaplan ceased serving as our Chief Product Officer and currently serves as the General Manager of our Emerging Business product line.

The above executive officers represent our named executive officers for the fiscal year ended December 31, 2016. In this Executive Compensation Discussion and Analysis, LogMeIn may also be referred to as “our,” “us,” “we,” or the “Company.”

Executive Summary

Significant 2016 Business Highlights

2016 was a unique and transformative year for LogMeIn as we announced our merger (“Merger”) with GetGo, Inc. (“GetGo”), a wholly-owned subsidiary of Citrix Systems, Inc. consisting of its GoTo family of service offerings (the “GoTo Business”), which has not only changed our scale and financial profile, but also positions us as a leader in each of our addressable markets. Despite the potential for distraction related to closing the Merger, we continued to execute against our 2016 plan and were able to deliver strong results, which included the highlights below:

1.	Our Merger with GetGo closed on January 31, 2017. Therefore, the above highlights exclude GetGo’s fiscal 2016 results.
2.	During Fiscal 2016, LogMeIn returned approximately $50.8M in capital to its stockholders through $25.5M in special cash dividends and $25.4M in share repurchases.

Our Executive Compensation Philosophy

We believe in the importance of aligning the financial interests of our executive officers with those of our stockholders. Therefore, a majority of our named executive officer compensation is designed to be variable and tied to our achievement of key financial and strategic performance objectives, the performance of our stock price, or both, which helps us incentivize our executive officers to create value for our stockholders. Our executive compensation program has been designed to attract, retain and motivate talented executives. Accordingly, when setting individual executive compensation levels, the compensation committee of our board of directors generally targets overall executive compensation to be competitive with those other public and private companies in our industry and region with whom we compete for talent. Variations to these targeted compensation levels may occur depending on the experience level of the individual and other factors, such as the demand for executives with certain skills and experience and the costs associated with recruiting qualified executives from other established companies.

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Executive Compensation Discussion and Analysis (continued)

What We Do vs. What We Don’t Do

We believe in maintaining sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. Below we summarize those executive compensation policies and practices we have implemented to help drive executive performance, as well as practices we have chosen not to implement because we believe such practices do not support our stockholders’ long-term interests:

What We Do

✓     Emphasize Pay-for-Performance — all of our named executive officers (except for Mr. D’Angelo who is on a sales commission plan) participate in our annual performance-based cash incentive bonus plan, which compensates our executive officers for our achievement of operational and financial goals, thereby aligning our executive incentives with our performance and the creation of stockholder value. Additionally, more than 50% of our CEO and CFO’s target total direct compensation opportunity consisted of performance-based pay in 2016.

✓     Offer Both Equity and Cash Incentives — the compensation packages offered to our executive officers consist of a combination of base salary, equity-based awards and annual cash incentive bonuses, which we believe incentivizes our executive officers to achieve performance results that deliver both short-term and long-term stockholder value.

✓     Use “Double-Trigger” Change-in-Control Provisions — the equity awards granted to our named executive officers contain a “double trigger” payment provision, that is, they require both a change-in-control of the Company and an involuntary termination of employment to receive accelerated vesting.

✓     Compensation Recovery (“Clawback”) Policy — the incentive-based cash compensation paid to our executive officers under our annual cash incentive bonus plan is subject to an executive compensation recovery, or “clawback,” policy which requires the reimbursement of excess compensation in the event that we are required to prepare an accounting restatement due to the fraud or misconduct of any of our executive officers.

✓     Equity Ownership Guidelines — all of our Section 16 executive officers are required to, by the later of November 14, 2018 or within five years from the date of his/her hire or promotion, own shares of our common stock having an aggregate value at least equal to: (i) three times the base salary for our CEO and (ii) one time the base salary for all other executive officers.

✓     Engage an Independent Compensation Consultant — our compensation committee has retained a compensation consultant to serve as its independent advisor. The compensation consultant reports directly to our compensation committee and provides the committee with competitive market data and additional information needed to make informed compensation decisions.

✓     Annual “Say-on-Pay” Vote — we conduct our “say-on-pay” vote on an annual basis to allow our stockholders to provide us with their direct input on our executive compensation program, policies, and practices as disclosed in our proxy statement each year.

✓     Avoid Undue Risk-Taking — our compensation policies and practices are designed to discourage our executive officers from taking on or creating risks that are reasonably likely to have a material adverse effect on us.

What We Don’t Do
✗ No Re-pricing Stock Options — we do not re-price our stock options and would not do so without stockholder approval.	✗ No Excise Tax Gross-Ups — we do not provide our executive officers with excise tax gross-ups.
✗ No Hedging or Pledging — we prohibit our executive officers from engaging in margin, hedging, pledging or other similar transactions in our securities.	✗ No Dividend Equivalents — we do not provide dividend equivalents on unvested equity awards.
✗ No Resetting of 2016 Performance Targets — we did not reset or amend any of the performance goals or targets used in our incentive compensation programs in 2016.	✗ No Formal Employment Agreements — none of our executive officers are currently party to a written employment agreement that provides for automatic or pre-scheduled increases in their base salary.

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Executive Compensation Discussion and Analysis (continued)

Results of Last Year’s “Say-on-Pay” Vote

At our 2016 Annual Meeting of Stockholders, we conducted our annual non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote. Approximately 95.5% of the votes cast by stockholders on this proposal were cast in support of the 2015 compensation of our named executive officers. While this vote is non-binding, the compensation committee and our board of directors carefully consider the results. Given the strong level of support evidenced by last year’s say-on-pay vote, the compensation committee determined that our stockholders were generally supportive of our current executive compensation philosophy and program and decided that no significant changes to our executive compensation program were necessary for 2016. Nevertheless, the compensation committee and our board of directors continue to monitor the executive compensation program to ensure it continues to align the interests of our executive officers with the interests of our stockholders and adequately addresses any stockholder concerns that may be expressed in future votes.

How We Set our Executive Compensation Program

Role of Stockholder Engagement

We believe in the importance of regularly engaging with and listening to our stockholders. In recent years we have proactively reached out to many of our largest stockholders to solicit their feedback on the elements of our executive compensation program, our disclosure practices and our corporate governance in order to gain a better understanding of the practices they value. Typically, our stockholder engagement team has consisted of one or more members of our legal, investor relations and finance teams. Stockholders also regularly meet with members of our senior management team to discuss our strategy and/or operational performance.

In recent years, stockholder feedback has influenced certain changes made to our executive compensation program, including the introduction of performance-based RSU awards to the total direct compensation pay mix of our principal executive officers and principal financial officer, the implementation of an executive compensation recovery, or “clawback,” policy, and the establishment of stock ownership guidelines for our executive officers and non-employee directors.

Stockholders who wish to communicate with our stockholder engagement team may do so by contacting our Investor Relations Department at the address below:

LogMeIn, Inc.

333 Summer Street

Boston Massachusetts 02210

Attention: Investor Relations

InvestorRelations@logmein.com

781-897-0694

Role of the Compensation Committee

The compensation committee of our board of directors oversees our executive compensation program and approves all executive compensation decisions. Near the beginning of each fiscal year, the compensation committee meets to review the executive compensation program, set the Company’s compensation peer group, establish the company-wide performance measures used to set each executive officer’s annual cash bonus opportunities for the fiscal year and review the total compensation for our executive officers to ensure consistency with our overall compensation philosophy. As part of their annual executive compensation review, the compensation committee is provided with the competitive market data described below as well as other relevant information to use as a reference when setting each individual compensation element and total compensation levels for our executive officers.

Role of Our Chief Executive Officer

We believe that our Chief Executive Officer is uniquely positioned to help our board of directors and the compensation committee in many of its compensation decisions as he possesses detailed knowledge of the issues, opportunities and challenges facing us, our business and our industry, which help him to identify the key performance measures and indicators that may be used in setting incentive-based compensation. Our Chief Executive Officer is also close enough to our day-to-day operations to be able to identify key contributors and top performers within the Company, so as to ensure that their compensation accurately reflects their responsibilities, performance, future expectations and experience levels. For these reasons, the feedback and recommendations of our Chief Executive Officer is often taken into consideration by our board of directors and the compensation committee when setting compensation levels.

Role of the Compensation Consultant and Other Advisors

The compensation committee has retained Compensia, a national compensation consulting firm, to serve as its compensation consultant. In this role, Compensia reports directly to the compensation committee and attends certain compensation committee meetings, executive sessions

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Executive Compensation Discussion and Analysis (continued)

and preparatory meetings with the committee chair, as requested by the compensation committee. Compensia does not provide any non-compensation related services to us, nor does it make specific base salary and/or short-term or long-term incentive award recommendations, although it does use the competitive market data described below to provide compensation ranges that are consistent with our compensation peer group for the compensation committee to consider and also reviews the compensation committee’s proposed compensation decisions.

In compliance with the disclosure requirements of the SEC and the listing standards of NASDAQ regarding the independence of compensation consultants, the compensation committee has assessed each of the six independence factors established by the SEC and the NASDAQ and has determined that the engagement of Compensia does not raise any conflicts of interest or similar concerns. In addition, the compensation committee evaluated the independence of its other outside advisors to the compensation committee, including outside legal counsel, considering the same independence factors and concluded their work for the compensation committee also does not raise any conflicts of interest.

Use of Competitive Market Data

The compensation committee asks Compensia to provide it with competitive market data and analysis based on a select group of peer companies, including information about current market practices and trends, compensation structures and peer group compensation ranges. The comparative market data Compensia provides is based on a compensation peer group approved by the compensation committee with input from Compensia. Typically, this compensation peer group is comprised of software-as-a-services (“SaaS”) companies that are considered similar to us as of the end of the previous fiscal year based on financial criteria, such as revenue, market capitalization and growth history and potential.

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Executive Compensation Discussion and Analysis (continued)

For fiscal 2016, the compensation peer group differed from our fiscal 2015 compensation peer group due to certain companies being acquired and certain companies who were no longer deemed comparable in terms of revenue and market capitalization (based on our fiscal 2015 results). As a result, the fiscal 2016 compensation peer group consisted of the following software-as-a-services companies (the “2016 Peer Group”):

• Box, Inc. (BOX)	• Ebix, Inc. (EBIX)	• LivePerson, Inc. (LPSN)
• Callidus Software Inc. (CALD)	• Ellie Mae, Inc. (ELLI)	• Marketo, Inc. (MKTO)
• comScore, Inc. (SCOR)	• Fleetmatics Group PLC (FLTX)	• SolarWinds, Inc. (SWI)
• Constant Contact, Inc. (CTCT)	• GTT Communications, Inc. (GTT)	• SPS Commerce, Inc. (SPSC)
• Cornerstone OnDemand, Inc. (CSOD)	• HomeAway, Inc. (EXPE)	• Stamps.com, Inc. (STMP)
• Cvent, Inc. (CVT)	• inContact, Inc. (SAAS)	• Zendesk, Inc. (ZEN)
• Demandware, Inc. (DWRE)	• Infoblox, Inc. (BLOX)

Our positioning with respect to the 2016 Peer Group expressed in terms of their revenue and market capitalization as of December 31, 2015, is reflected in the following tables:

Company	Last Four Quarters Revenue ($MM)
GTT Communications	$369.2
comScore	$368.8
Cornerstone OnDemand	$339.7
Infoblox	$333.4
Fleetmatics Group PLC	$284.8
Box	$280.4
LogMeIn	$271.6
Ebix	$265.5
Ellie Mae	$253.9
LivePerson	$239.0
Demandware	$237.3
inContact	$222.0
Stamps.com	$214.0
Marketo	$209.9
Zendesk	$208.8
Cvent	$187.7
Callidus Software	$173.1
SPS Commerce	$158.5
Constant Contact*	N/A
HomeAway*	N/A
SolarWinds*	N/A
75th Percentile	$284.8
Median	$239.0
25th Percentile	$209.9

Company	Market Capitalization ($MM)
Zendesk	$2,387.5
Fleetmatics Group PLC	$1,964.9
Demandware	$1,955.0
Cornerstone OnDemand	$1,888.9
Stamps.com	$1,830.2
Ellie Mae	$1,780.8
LogMeIn	$1,686.2
Box	$1,680.0
comScore	$1,602.9
Cvent	$1,466.3
Marketo	$1,251.9
SPS Commerce	$1,174.2
Infoblox	$1,099.0
Ebix	$1,095.7
Callidus Software	$1,045.0
GTT Communications	$623.3
inContact	$589.8
LivePerson	$387.3
Constant Contact*	N/A
HomeAway*	N/A
SolarWinds*	N/A
75th Percentile	$1,830.2
Median	$1,466.3
25th Percentile	$1,095.7

*	Constant Contact, HomeAway and SolarWinds were each selected as peer companies by the compensation committee but were acquired (Constant Contact and HomeAway) or taken private (SolarWinds) prior to reporting their financials as of 12/31/15.

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Executive Compensation Discussion and Analysis (continued)

Elements of Our Executive Compensation Program

The table below and the Executive Compensation Program Narrative that follows identify and describe the individual elements of our executive compensation program:

Element	Form of Compensation	Objectives & Factors
Base Salary	A fixed cash payment

•        Designed to establish a compensation foundation at levels that are competitive enough with our peers to attract and retain talented executives.

•        Factors considered when setting base salary levels include experience, scope and importance of job responsibilities, the relative ease or difficulty of replacing the individual with a well-qualified person, compensation history, competitive market data, and individual and company performance.

•        Base salaries are evaluated on an annual basis and adjusted where deemed appropriate.

Annual Cash Incentive Bonus	A variable cash payment based on our actual level of achievement as measured against pre-established performance objectives

•        Designed to motivate and reward executives for the achievement of key pre-established financial, operational, and strategic performance objectives for the applicable fiscal year as set by the compensation committee.

•        Factors considered when setting target bonus opportunities include experience, scope and importance of job responsibilities, the relative ease or difficulty of replacing the individual with a well-qualified person, compensation history, competitive market data, and individual and company performance.

•        Target bonus opportunities are established as a percentage of base salary and are evaluated on an annual basis and adjusted where deemed appropriate.

Equity Awards	Equity compensation, typically in the form of time-based RSU awards and performance-based RSU awards, the values of which may vary depending on our overall performance

•        Designed to retain and motivate executives and align their interests with those of our stockholders by linking a percentage of their compensation with the creation of value for our stockholders.

•        Factors considered when determining equity award types and amounts include the grant date fair value of equity awards using, where applicable, a Monte Carlo simulation, the current and projected value of existing equity awards and the percentage of such existing equity awards that have vested, competitive market data, and individual as well as company performance.

•        It is in the discretion of our board of directors or compensation committee to determine the amounts and types of equity awards to be granted.

Other Benefits	Consists of general employee benefits, such as medical and dental care plans, life insurance and disability insurance, as well as an employee assistance program, maternity and paternity leave plans and a Section 401(k) plan

•        These other benefits are offered to all employees and are designed to provide basic employee benefits generally consistent with those offered by other members of our compensation peer group. Our Section 401(k) plan allows for matching contributions to be made by us. Beginning on July 1, 2016, we implemented a Section 401(k) Employer Match program pursuant to which all employees who are making eligible 401K contributions receive an employer match equal to 50% of the amount contributed by the employee, up to a maximum of 6% of the employee’s earnings.

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Executive Compensation Discussion and Analysis (continued)

Total Direct Compensation and Our Pay-for-Performance Alignment

The compensation committee bases its executive compensation decisions on each named executive officer’s total direct compensation opportunity. The total direct compensation opportunities of our named executive officers are generally comprised of a mix of cash compensation, in the form of base salaries and annual cash incentive bonuses, and long-term incentive compensation in the form of equity awards. This total direct compensation mix has been designed so that the elements of variable pay, such as our annual cash incentive bonus awards and equity awards, represent a substantial portion of the total direct compensation opportunity awarded to our named executive officers.

For fiscal 2016, 62% of Messrs. Wagner and Herdiech’s total direct compensation opportunity was designed to be “at risk,” by tying a majority of their compensation opportunity to variable pay elements such as performance-based RSUs, or PRSU, awards, which are tied to the Company’s achievement of a specified total stockholder return goal (as further described in the section below entitled “Equity Incentive Awards — Fiscal 2016 Performance Based Restricted Stock Unit Awards”) and our cash incentive bonus plan, which provides for a variable cash payment based on the Company’s achievement of certain pre-established financial goals. By dedicating a large percentage of our executives’ total direct compensation opportunity to these variable “at risk” pay elements, such as long-term equity incentive awards, rather than fixed pay elements, like base salary, the compensation committee believes that we are able to better link executive incentives with the Company’s performance. The maximum possible value of the 2016 PRSU awards granted to Messrs. Wagner and Herdiech, when calculated based on the grant date fair value (i.e., the market value per share of our common stock as represented by the closing price of our common stock on the NASDAQ Global Select Market on the date of grant) of the maximum number of shares that may be earned under their 2016 PRSU awards, represented 55% of their total direct compensation opportunity, while 7% of their 2016 total direct compensation opportunity was subject to our cash incentive bonus plan.

In keeping with the Company’s pay-for-performance philosophy, the fiscal 2016 equity awards granted to Messrs. Wagner and Herdiech were each comprised of 50% time-based RSUs and 50% PRSUs. The compensation committee believes that including PRSU awards in the total direct compensation opportunities of those executives whose individual performances and decisions have a direct impact on our Company’s performance helps to strengthen our overall pay-for-performance alignment by ensuring that a substantial portion of their compensation is aligned with the creation of value for our stockholders.

The following charts illustrate the breakdown of the total direct compensation pay mix awarded to Mr. Wagner and Mr. Herdiech in fiscal 2016:

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Executive Compensation Discussion and Analysis (continued)

Executive Compensation Program Narrative

Base Salaries

Overview

To ensure that we continue to attract, retain and motivate our executive officers, we believe that we must offer base salaries that are competitive with those base salaries offered by other companies in our industry and region. We believe that our base salaries are representative of the overall experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. Typically, the initial base salaries of our executive officers are established in an offer letter to the executive officer at the outset of employment, which was the case with each of our named executive officers. None of our executives are currently party to any employment agreement that provides for automatic or scheduled increases in their base salary.

Base salaries are reviewed by our compensation committee at least annually and are adjusted from time-to-time where deemed appropriate.

Fiscal 2016 Base Salaries

In establishing the base salaries for our named executive officers for fiscal 2016, our compensation committee considered the following factors:

•	our Company’s overall performance against its stated goals, such as growth in sales and revenue;
•	each named executive officer’s position, functional role and seniority;
•	the relative ease or difficulty of replacing the individual with a well-qualified person and the number of well-qualified candidates available to assume the individual’s role;
•	the individuals overall job performance and level of responsibility; and
•	the competitive market data provided to the compensation committee by Compensia, as described above.

The following table sets forth the fiscal 2016 base salaries and the percentage increase over their fiscal 2015 base salaries for each of our named executive officers for the year ended December 31, 2016:

Name	2016 Base Salary	Percentage Increase Over 2015 Base Salary
William R. Wagner	$450,000	9.8%
Edward K. Herdiech	$332,000	27.7%
Lawrence M. D’Angelo	$310,000	3.3%
Matthew P. Kaplan	$280,000	7.7%
W. Sean Ford	$330,000	—%

In deciding to increase Mr. Wagner’s base salary by approximately 9.8% over his fiscal 2015 base salary, our compensation committee considered that fiscal 2016 was to be Mr. Wagner’s first full year as CEO and also weighed his importance to the Company’s overall business goals for fiscal 2016 and beyond.

After evaluating the competitive market data provided by Compensia and the base salaries of the comparable Chief Financial Officers at the other companies within our 2016 Peer Group, the compensation committee decided to increase Mr. Herdiech’s fiscal 2016 base salary by approximately 27.7% over his fiscal 2015 base salary. We believe this increase is representative of Mr. Herdiech’s overall performance since his promotion to Chief Financial Officer and also represented a base salary that was more competitive with the base salaries of similarly situated Chief Financial Officers at the other companies within our 2016 Peer Group.

In deciding to increase the 2016 base salaries of Mr. D’Angelo and Mr. Kaplan by approximately 3.3% and 7.7%, respectively, our compensation committee considered the base salaries of similarly situated executives at the other companies within our 2016 Peer Group and also considered the roles that Mr. D’Angelo and Mr. Kaplan play in helping the Company to achieve its fiscal 2016 go-to-market and sales goals.

After evaluating the competitive market data provided by Compensia and the base salaries of the comparable Chief Marketing Officers at the other companies within our 2016 Peer Group, the compensation committee determined that Mr. Ford’s fiscal 2016 base salary was already consistent with that of the 2016 Peer Group and therefore decided to maintain his 2016 base salary at its fiscal 2015 level.

Annual Cash Incentive Bonuses

Overview

All of our named executive officers (except for Mr. D’Angelo who is on a sales commission plan as described further below) are eligible to earn an annual cash bonus under our performance-based annual cash incentive bonus plan. Our annual cash bonuses are intended to compensate for the achievement of our financial, operational and strategic performance goals and objectives for the applicable fiscal year. The target annual

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Executive Compensation Discussion and Analysis (continued)

cash bonus opportunity (assuming achievement of 100% of our goals) for each named executive officer is set by the compensation committee at the beginning of each fiscal year and expressed as a percentage of the applicable executive officer’s base salary, with those higher ranked executives typically having a higher potential cash bonus opportunity.

2016 Annual Cash Incentive Bonus Plan

For 2016, the named executive officers set forth below were eligible to earn an annual cash incentive bonus equal to the following percentages of his 2016 base salary:

Name of Executive Officer	2016 Cash Incentive Bonus Opportunity (as a percentage of 2016 Base Salary)	2016 Cash Bonus Opportunity (Assuming 100% Achievement of performance levels)
William R. Wagner	100%	$450,000
Edward K. Herdiech	40%	$132,800
Matthew P. Kaplan	40%	$112,000
W. Sean Ford	50%	$165,000

At the beginning of each fiscal year, the compensation committee determines which key performance measures should be used to set the Company’s annual cash incentive bonus plan for the year. In February 2016, the compensation committee determined to base the Company’s fiscal 2016 annual cash incentive bonus plan on the following three key performance measures:

•	Revenue, which means our GAAP revenues;
•

Non-GAAP operating income, which is defined as our non-GAAP income from operations (i.e., revenues less costs of stock-based compensation expense, litigation-related expenses and acquisition-related costs and amortization, all calculated before income taxes); and

•

Sales bookings, which is an internal performance measure that tracks the total contract value associated with business closed during the fiscal year. This sales bookings measure is an internal measure that we use to monitor our business and is not publicly disclosed in any form. We keep the target level for this measure confidential for both operational and competitive reasons, but generally consider the sales bookings target levels that we set to be challenging, yet attainable by the Company provided that the Company’s executive officers demonstrate sufficient effort and skill.

Our compensation committee believes that basing the annual cash incentive bonus plan on these measures helps to align our executive incentives with the interests of our stockholders as these measures are recognized indicators of overall company performance and therefore our Company’s achievement of the performance levels set by the compensation committee should also translate into stockholder value.

The compensation committee also sets the applicable target performance levels for each performance measure that comprises our annual cash incentive bonus plan. In setting the target performance levels each year, the compensation committee considers factors such as our historical performance, growth rates and current market conditions and designs each target performance level to require sufficient effort and operational success on the part of our executive officers and the Company as a whole. For fiscal 2016, the target performance levels for the revenue, non-GAAP operating income and sales bookings measures were each weighted as being worth 25%, 25% and 50%, respectively, of the potential 2016 cash incentive bonus opportunity for each named executive officer eligible to participate in our performance-based cash incentive bonus plan. For the purposes of calculating the 2016 annual cash incentive bonuses, the portion of each eligible named executive officer’s potential 2016 cash incentive bonus opportunity that was tied to the revenue and non-GAAP operating income performance measures were both capped at 100% of the target performance levels, while the sales bookings measure was uncapped to the extent that the Company exceeded its sales bookings target level established by the compensation committee, meaning that participants could potentially earn greater than 100% of their target cash incentive bonus opportunity in the event that the Company over-performed against the established sales bookings goal.

Typically, annual cash incentive bonuses are paid after the completion of the applicable fiscal year, based on the Company’s actual results versus the compensation committee’s established target performance levels. In the event that the Company’s actual results exceed or fall short of the target performance levels, cash incentive bonus amounts are increased or decreased accordingly. Our actual 2016 results versus the compensation committee’s pre-established target performance levels for revenue and non-GAAP operating income were as follows:

Fiscal 2016 Performance Metrics	Target Performance Level (in millions)	Actual 2016 Results (in millions)
Revenue	$330.9	$336.1
Non-GAAP Operating Income	$69.4	$78.0

Both the revenue and non-GAAP operating income target performance levels were achieved in fiscal 2016, which meant that the portion of each eligible named executive officer’s potential 2016 cash incentive bonus opportunity that was tied to the revenue and non-GAAP operating

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Executive Compensation Discussion and Analysis (continued)

income performance measures were earned in full. The Company also achieved 99.7% of its sales bookings performance measure, which resulted in the 2016 annual cash incentive bonuses for our named executive officers being awarded at approximately 94.4% of the established target performance levels and paid as follows:

Named Executive Officer	Fiscal 2016 Bonus Payment(1)
William R. Wagner	$424,743
Edward K. Herdiech	$125,346
Matthew P. Kaplan	$105,714
W. Sean Ford	$155,739

(1)	These amounts represent annual cash incentive bonuses that were earned in fiscal 2016 but paid in February 2017.

Mr. D’Angelo’s Fiscal 2016 Sales Commission Cash Incentive Plan

As our Senior Vice President, Sales, Mr. D’Angelo is not eligible to receive a bonus under our annual cash incentive bonus plan, but instead is assigned an annual sales quota by the board of directors at the beginning of each year and is entitled to receive a monthly commission based on a percentage of the Company’s monthly sales bookings for each calendar month. The monthly sales bookings levels used to calculate Mr. D’Angelo’s commissions track the total contract value associated with subscription business closed during the applicable calendar month. Sales bookings are internal measures that we use to monitor our business and are not publicly disclosed in any form. We keep the target sales bookings levels and the percentage used to calculate Mr. D’Angelo’s commissions confidential for both operational and competitive reasons, but generally the annual sales quota assigned to Mr. D’Angelo and the sales bookings target levels for each calendar month are set at levels our board of directors has determined would require significant effort to achieve and would not be met by average or below average performance.

Based on our actual 2016 results, Mr. D’Angelo earned $307,026 in sales commissions in 2016. $ $277,695 of Mr. D’Angelo’s 2016 commissions were paid during the year with the remainder paid in January 2017.

Compensation Recovery (“Clawback”) Policy

The bonus awards granted under our annual cash incentive bonus plan are subject to our executive compensation recovery, or “clawback,” policy. This policy requires the reimbursement of excess incentive-based cash compensation paid to our executive officers in the event that we are required to prepare an accounting restatement due to the fraud or misconduct of any one of our executive officers. Pursuant to this policy, the Company may clawback the portion of any incentive-based cash compensation from our executive officers to the extent that the cash compensation paid was in excess of what would have been paid under the accounting restatement. This policy is applicable to all incentive-based cash compensation paid after the date of adoption of the policy (November 14, 2013) and it covers the three-year period preceding the date on which we are required to prepare the accounting restatement.

We also continue to monitor the SEC’s actions and will amend the policy to comply with the final regulations under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act when they are adopted by the SEC.

In addition, if we are required, as a result of misconduct, to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our CEO and CFO may be legally required to reimburse the Company for any bonus or other incentive-based compensation they received pursuant to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.

Equity Incentive Awards

Overview

Our equity incentive award program is the primary vehicle for offering long-term incentives to our executive officers. Historically, we have granted all of our employees, including our executive officers, stock-based awards under our Amended and Restated 2009 Stock Incentive Plan (our “2009 Plan”), typically in the form of stock options or restricted stock units, or RSUs. We believe that equity incentive awards provide our executive officers with a strong link to our Company’s long-term performance, create an ownership culture within our Company and help to further align the interests of our executive officers with those of our stockholders by incentivizing them to create stockholder value. In addition, we believe the time-based vesting feature of our equity incentive awards helps to further our executive retention objectives by providing an incentive for our executive officers to remain in our employment throughout the duration of their applicable vesting period.

The compensation committee believes that RSU awards are a valuable component of our annual compensation program for a number of reasons, including the fact that the majority of executive compensation packages offered by the companies in our compensation peer group include RSUs, the benefit of granting RSUs versus stock options since RSUs are less dilutive to the Company’s earnings per share, and the

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Executive Compensation Discussion and Analysis (continued)

effectiveness of RSUs as a retention tool for retaining executive officers and other key employees. The compensation committee also values the fact that, because RSU awards have value to the recipient even in the absence of stock price appreciation, we would be able to retain and incentivize our executive officers and other key employees while using fewer shares of our common stock.

When determining the size of the RSU awards to be granted to our named executive officers, our compensation committee generally estimates the grant date fair value of potential stock awards to be granted and also considers other factors such as: (1) the importance of each named executive officer to LogMeIn’s success and their expected contributions to the Company’s overall business goals as well as the relative ease or difficulty of replacing the executive with a well-qualified person, (2) the need to retain these individuals in a competitive public company environment, (3) the portion of their existing equity incentive awards that have not yet vested, as well as (4) the overall value of granting RSU awards as a retention tool. The compensation committee also considers competitive market data provided by Compensia, which includes an analysis of executive equity incentive awards as a percentage of our issued and outstanding shares of common stock, the equity incentive awards granted to our named executive officers as a percentage of the total equity granted, the value of equity incentive awards granted to our named executive officers as a percentage of the total value of all equity granted and the Company’s annual equity burn rates.

In keeping with the Company’s pay-for-performance philosophy, the fiscal 2016 equity awards granted to Messrs. Wagner and Herdiech were comprised of 50% time-based RSUs and 50% performance-based RSUs, or PRSUs.

Fiscal 2016 Time-Based RSU Awards

Generally, RSUs awarded to our executive officers and non-executive employees subject to time-based vesting conditions vest in three equal installments over a three-year period beginning on the first anniversary of the effective date of grant, subject to the recipient’s continued service through each such vesting date. Pursuant to the individual award agreements, vesting rights typically cease shortly after termination of employment except in the case of death or disability.

During fiscal 2016, our compensation committee granted the following time-based RSU awards to our named executive officers:

Named Executive Officer	Shares of Common Stock Subject to Time-Based RSU Awards (#)
William R. Wagner	37,500	(1)
Edward K. Herdiech	17,000	(1)
Lawrence M. D’Angelo	25,000	(2)
Matthew P. Kaplan	20,000	(2)
W. Sean Ford	15,000	(2)

(1)	The equity incentive awards granted to Messrs. Wagner and Herdiech in fiscal 2016 were each comprised of 50% time-based RSUs and 50% performance-based RSUs. Mr. Wagner was awarded 37,500 time-based RSUs on January 7, 2016, shortly after beginning his first full year as our CEO. Mr. Herdiech was awarded 17,000 time-based RSUs at the May 26, 2016 meeting of our board of directors. These time-based RSUs vest in three equal installments over a three-year period commencing on the first anniversary of their respective dates of grant. Please see the “Fiscal 2016 Performance-Based Restricted Stock Unit Awards” narrative below for a description of the performance-based portion of their 2016 equity incentive awards.
(2)	At the May 26, 2016 meeting of our board of directors, Messrs. D’Angelo, Kaplan and Ford were each granted time-based RSU awards of 25,000, 20,000 and 15,000 shares of our common stock, respectively, each of which vest in three equal installments over a three-year period commencing on the first anniversary of the date of grant so that 100% of the RSUs will be vested as of May 26, 2019.

Fiscal 2016 Performance-Based Restricted Stock Unit Awards

In keeping with the Company’s pay-for-performance philosophy, the PRSUs have a market-based vesting condition tied to the Company’s achievement of a specified relative total stockholder return goal, as described further below. In deciding to grant only Messrs. Wagner and Herdiech PRSU awards, our compensation committee determined that in their roles as CEO and CFO, respectively, they were each uniquely positioned to have their individual performances and decisions directly influence our Company’s performance and therefore it was especially important to align their interests with those of our stockholders by linking a significant percentage of their target total direct compensation with the creation of value for our stockholders.

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The number of shares of our common stock underlying the PRSU awards granted to Messrs. Wagner and Herdiech were as follows:

	Shares of Common Stock Subject to Performance- Based RSU Awards
Name	Minimum Number of Actual Shares (#)(1)	Target Number of Performance Shares (#)(2)	Maximum Number of Actual Shares (#)(3)
William R. Wagner	0	37,500	75,000
Edward K. Herdiech	0	17,000	34,000

(1)	Assumes a relative performance percentage (as described further below) of 50% or less.
(2)	Assumes a relative performance percentage (as described further below) of at least 100%.
(3)	Assumes a relative performance percentage (as described further below) of greater than 150%.

The fiscal 2016 PRSUs granted to Messrs. Wagner and Herdiech provide that each executive officer will earn a specified number of shares of the Company’s common stock based on the Company’s relative total stockholder return, or TSR, performance. Generally, the vesting of the PRSUs is tied to (a) the individual’s continued service with the Company through the applicable performance period and (b) the level of TSR realized by the Company’s stockholders over a two and three-year performance period, as compared to the TSR realized for that same period by the Russell 2000 Index, which was selected by the compensation committee due to the fact that it is a well-known index that would be relatively simple for stockholders to track for the purposes of measuring the Company’s performance. Mr. Wagner’s 2016 PRSU was awarded on February 23, 2016 and timed to coincide with his first full year as the Company’s President and CEO. 50% of the shares underlying Mr. Wagner’s 2016 PRSU award are subject to a two-year performance period from January 24, 2016 to January 23, 2018, while the remaining 50% of its underlying shares are subject to a three-year performance period from January 24, 2016 to January 23, 2019. Mr. Herdiech’s 2016 PRSU was awarded on May 26, 2016 and 50% of its underlying shares are subject to a two-year performance period from May 1, 2016 to April 30, 2018, while the remaining 50% of its underlying shares are subject to a three-year performance period from May 1, 2016 to April 30, 2019. In deciding to measure the Company’s performance over two and three-year performance periods, the compensation committee determined that staggering the vesting of the total PRSUs awarded as two and three-year long-term equity incentive awards would help to maximize the retention value of these awards by incentivizing the award recipients incrementally over the three-year performance period.

For the purposes of calculating the actual number of shares of the Company’s common stock that may be earned pursuant to the PRSUs, 50% of the target number of shares underlying the 2016 PRSU awards may be earned for the two-year performance period, while the remaining 50% of the target number of shares underlying the 2016 PRSUs may be earned for the three-year performance period. Any shares that are not earned during the two-year performance period are forfeited and do not carry-over, or get applied, to the three-year performance period. Upon the conclusion of each performance period, the compensation committee shall determine the number of shares of our common stock earned by using the following formula:

Relative Performance Percentage = 100% + (the Company’s TSR – the Index’s TSR)

Once the applicable Relative Performance Percentage is calculated, the compensation committee will use this percentage to determine the actual number of shares of the Company’s common stock earned, which may range from 0% to 200% of the target number of shares granted depending on the Company’s level of achievement, as follows:

•	If the Relative Performance Percentage equals 50% or less, 0 shares subject to the PRSU shall vest;
•

If the Relative Performance Percentage falls between 51% — 100%, then 100% of the target number of shares shall vest, minus 2% of the target number of shares for every 1% Relative Performance Percentage below 100%;

•	If the Relative Performance Percentage equals 100%, then 100% of the target number of shares shall vest;
•

If the Relative Performance Percentage falls between 100% — 150%, then 100% of the target number of shares shall vest, plus an additional 2% of the target number of shares for every 1% Relative Performance Percentage above 100%, up to 150%; and

•

If the Relative Performance Percentage equals 150% or more, then 200% of the target number of shares shall vest. In no event shall the total number of shares that vest under each PRSU award exceed 200% of the target number of shares.

Based on the above formula, if the performance period were to end as of March 31, 2017, for those awards granted in 2016, our Relative Performance Percentage would be approximately 162% for the February 2016 PRSU awards and 145% for the May 2016 PRSU awards, which would result in 200% and 190%, respectively of the target number of shares underlying those fiscal 2016 PRSUs being earned.

Exchange Act Rule 10b5-1 Sales Plans

Certain of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Pursuant to these Rule 10b5-1 plans, a broker executes trades subject to parameters established by the director or executive officer upon entering into the plan, without further direction from them. Once entered into,

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Executive Compensation Discussion and Analysis (continued)

the director or executive officer may amend or terminate the plan only in certain circumstances. We have implemented an internal policy that prevents our directors and executive officers from selling any shares of our common stock outside of a Rule 10b5-1 plan, regardless of whether or not they are in possession of material, nonpublic information.

Tax Considerations for Equity Awards

Generally, Section 162(m) of the Internal Revenue Code disallows a tax deduction for compensation in excess of $1 million paid to our Chief Executive Officer and our three other most highly compensated executive officers (other than our Chief Financial Officer) whose compensation is required to be disclosed to stockholders under the Exchange Act. Qualifying “performance-based compensation” is not subject to the deduction limitation if specified requirements are met. The compensation committee may, in its judgment, authorize compensation payments that do not comply with an exemption from Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent and are in the best interests of the Company and our stockholders.

Accounting for Stock-Based Compensation

We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718,”) for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our board of directors, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Stock Ownership Guidelines

Each current executive officer (defined for purposes of the ownership guidelines as each executive officer subject to Section 16 of the Exchange Act) or newly appointed executive officer is required to own, by the later of November 14, 2018 (the date five years from the guidelines’ implementation date) or within five years from the date of his/her hire or promotion, shares of our common stock having an aggregate value at least equal to: (i) three times his base salary for our CEO and (ii) one time the base salary for all other executive officers. For purposes of this calculation, shares of the Company’s common stock held directly or indirectly by the executive officer are included, while any shares of our common stock subject to outstanding and unvested RSU awards or any outstanding and unvested, or vested but unexercised, stock option awards are excluded. Each executive officer remains subject to the stock ownership guidelines as long as they continue to be employed by the Company as an executive officer. Exceptions to the guidelines may be made in the case of extraordinary circumstances, such as personal hardship, in the compensation committee’s sole discretion.

Anti-Hedging and Pledging Policy

Our insider trading policy prohibits any employee, including the named executive officers, and any member of the board of directors from “hedging” ownership of company securities by engaging in short sales or trading in any puts, calls and other derivatives involving company securities. In addition, all of our executive officers and members of our board of directors are prohibited from purchasing company securities on margin, borrowing against company securities held in a margin account and pledging company securities as collateral for a loan.

Equity Award Grant Policy

We do not currently have a program, plan or practice of selecting grant dates for equity compensation to our employees in coordination with the release of material non-public information. Equity award grants are made from time-to-time in the discretion of our board of directors or compensation committee consistent with our incentive compensation program objectives. The exercise price of any stock options granted pursuant to the 2009 Plan may not be less than the fair market value of the common stock on the date of grant.

Severance and Change in Control Benefits

The equity awards granted to all of our executive officers include a ‘‘double trigger’’ vesting provision in the event the executive experiences a qualifying employment termination in connection with a change of control. In addition, Mr. Wagner and Mr. Ford are entitled to additional severance benefits equal to six months of their respective base salaries in the event their employment is terminated without cause or for good reason. We believe that, when used properly, these severance benefits can play a valuable role in attracting and retaining key executive officers. Additionally, severance benefits in a change in control context can help ensure leadership continuity during a time of transition. For more detail regarding these benefits, please refer to the section entitled “Potential Payments Upon Termination or Change of Control” below.

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Fiscal 2016 Executive Compensation Tables

2016 Summary Compensation Table

The following table sets forth information regarding the compensation paid to and either received or earned by our named executive officers during fiscal 2016, fiscal 2015 and fiscal 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(2)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)(5)		All Other Compensation ($)(7)		Total ($)
William R. Wagner	2016	$450,000	$—		$4,563,188	(3)	$—		$424,743		$15,775		$5,453,706
President and Chief Executive Officer	2015	410,000	—		4,123,750	(3)	—		330,413		104,102	(8)	4,968,265
	2014	410,000	—		1,219,260	(3)	—		313,424		13,599		1,956,283
Edward K. Herdiech	2016	332,000	—		2,336,735	(3)	—		125,346		1,121		2,795,202
Chief Financial Officer	2015	260,000	—		4,123,750	(3)	—		110,848		686		4,495,284
	2014	228,000	—		924,960		—		139,441		493		1,292,894
Lawrence M. D’Angelo	2016	310,000	—		1,523,750		—		307,026	(6)	15,263		2,156,039
SVP, Sales	2015	300,000	—		974,550		—		303,197	(6)	13,597		1,591,344
	2014	225,000			432,600		—		259,000	(6)	12,957		929,557
Matthew P. Kaplan	2016	280,000	—		1,219,000		—		105,714		13,340		1,618,054
Chief Product Officer	2015	260,000	—		1,169,460		—		110,848		12,554		1,552,862
	2014	225,000	—		924,960		—		137,596		11,963		1,299,519
W. Sean Ford	2016	330,000	—		914,250		—		155,739		17,258		1,417,247
Chief Marketing Officer	2015	330,000	—		649,700		—		175,865		14,507		1,170,072
	2014	299,653	128,000	(1)	1,436,050		762,300	(4)	229,339		13,599		2,868,941

(1)	Amount represents Mr. Ford’s fiscal 2014 signing bonus of $128,000, $88,000 of which was paid to Mr. Ford in the first payroll period after his start date, with the remaining $40,000 paid in two $20,000 increments on the three- and six-month anniversaries of his start date.
(2)	The amounts reported in this column represent the grant date fair value of time-based and, where applicable, performance-based, RSU awards granted to our named executive officers in the applicable year, calculated in accordance with FASB ASC Topic 718, but excluding the effect of any estimated forfeitures. The amounts shown in this column do not represent the actual amounts paid to or that may be realized by the named executive officers during the applicable year or in the future. The assumptions used by us with respect to the valuation of these equity awards are set forth in Note 10 to our financial statements included in our Annual Report on Form 10-K, filed with the SEC on March 1, 2017. The individual awards granted in fiscal 2016 reflected in this summary compensation table are further summarized below under “Grants of Plan-Based Awards in 2016.”
(3)	The amounts reported include performance-based RSU awards. The individual awards made in fiscal 2016 reflected in this summary compensation table are further summarized below under “Grants of Plan-Based Awards in 2016.” Performance-based RSU awards generally are earned based on the level of TSR realized by the Company’s stockholders over (i) a two-year performance period, and (ii) a three-year performance period, as compared to the TSR realized for that same period by the Russell 2000 Index. For the purposes of calculating the actual number of shares of our common stock into which the performance-based RSU awards will convert, 50% of the target shares underlying the performance-based RSU awards have been allocated to the two-year performance period, while the remaining 50% of the target shares have been allocated to the three-year performance period. Consistent with FASB ASC Topic 718, the grant date fair value for both the two and three year TSR performance periods are included in the amounts reported for the year of grant and was determined using a Monte Carlo valuation model on the date the performance-based RSU awards were granted. The maximum possible value of Mr. Wagner’s 2016 performance-based RSUs was $3,792,750, based on the market value per share of our common stock of $50.57, which represents the closing price of our common stock on the NASDAQ Global Select Market on February 23, 2016. The maximum possible value of Mr. Herdiech’s 2016 performance-based RSUs was $2,072,300, based on the market value per share of our common stock of $60.95, which represents the closing price of our common stock on the NASDAQ Global Select Market on May 26, 2016.
(4)	Amount represents the grant date fair value of stock option awards granted to Mr. Ford in February 2014 in connection with his hire, calculated in accordance with applicable accounting guidance for equity awards, but excluding the effect of any estimated forfeitures. The amounts shown in this column do not represent the actual amounts paid to or realized by the named executive officer during the applicable year. The assumptions used by us with respect to the valuation of equity grants are set forth in Note 10 to our financial statements included in our Annual Report on Form 10-K, filed with the SEC on March 1, 2017.
(5)	The amounts reported in this column consist of cash incentive bonuses paid under our annual cash incentive bonus plan for the applicable year. See the “Executive Compensation Discussion and Analysis-Components of our Executive Compensation-Annual Cash Incentive Bonuses” section for a description of this program. Typically, annual cash incentive bonuses earned by our named executive officers in a fiscal year are paid in February the following fiscal year.
(6)	As our Senior Vice President of Sales, Mr. D’Angelo does not participate in our annual cash incentive bonus plan, but is instead assigned an annual sales quota by the board of directors at the beginning of each year and is entitled to receive a monthly commission based on a percentage of our monthly sales bookings for each calendar month. $277,695 of Mr. D’Angelo’s 2016 commissions were paid in 2016 with the remainder paid in January 2017.
(7)	The amounts reported in this column consist of medical insurance, life insurance and disability insurance premiums as well as any Section 401(k) plan matching contributions paid by us on behalf of the named executive officer for the applicable year.
(8)	Mr. Wagner’s other compensation for fiscal 2015 also includes moving and relocation-related expenses of $89,885.

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Executive Compensation Discussion and Analysis (continued)

Grants of Plan-Based Awards in 2016

The following table sets forth information regarding the grant of plan-based awards made during fiscal 2016 to our named executive officers:

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target($)(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(#)(4)	Grant Date Fair Value Of Stock and Option Awards ($)(5)
Name				Threshold (#)	Target (#)	Maximum (#)
William R. Wagner	—	$450,000		—	—	—	—	—
	1/7/2016	—		—	—	—	37,500	$2,177,250
	2/23/2016	—		18,750	37,500	75,000	—	$2,385,938
Edward K. Herdiech	—	$132,800		—	—	—	—	—
	5/26/2016	—		—	—	—	17,000	$1,036,150
	5/26/2016	—		8,500	17,000	34,000	—	$1,300,585
Lawrence M. D’Angelo	—	$310,000	(2)	—	—	—	—	—
	5/26/2016	—		—	—	—	25,000	$1,523,750
Matthew P. Kaplan	—	$112,000		—	—	—	—	—
	5/26/2016	—		—	—	—	20,000	$1,219,000
W. Sean Ford	—	$165,000		—	—	—	—	—
	5/26/2016	—		—	—	—	15,000	$914,250

(1)	Our 2016 cash incentive bonus program for our named executive officers was approved by the compensation committee of the board of directors in February 2016. The actual amounts paid to our named executive officers as non-equity incentive plan awards for fiscal 2016 are reflected in the 2016 Summary Compensation Table above (and were paid under our Cash Incentive Bonus Plan). See the “Executive Compensation Discussion and Analysis-Components of our Executive Compensation-Annual Cash Incentive Bonuses” section for a description of our cash incentive programs.
(2)	As our Senior Vice President of Sales, Mr. D’Angelo does not participate in our annual cash incentive bonus plan, but is instead assigned an annual sales quota by the board of directors at the beginning of each year and is entitled to receive a monthly commission based on a percentage of our monthly sales bookings for each calendar month
(3)	Consists of performance-based RSU awards granted pursuant to our 2009 Plan. The individual shares underlying the fiscal 2016 performance-based RSU awards are earned based on our relative TSR performance as measured over (i) a two-year performance period, and (ii) a three-year performance period. The “threshold” number of shares reported is 50% of the performance-based RSU award granted, “target” number of shares shown is 100% of the performance RSUs granted and the “maximum” number of shares shown is 200% of the performance RSUs granted. Mr. Wagner’s 2016 PRSU was awarded on February 23, 2016 and 50% its underlying shares are subject to a two-year performance period from January 24, 2016 to January 23, 2018, while the remaining 50% of its underlying shares are subject to a three-year performance period from January 24, 2016 to January 23, 2019. Mr. Herdiech’s 2016 PRSU was awarded on May 26, 2016 and 50% of its underlying shares are subject to a two-year performance period from May 1, 2016 to April 30, 2018, while the remaining 50% of its underlying shares are subject to a three-year performance period from May 1, 2016 to April 30, 2019. See the “Executive Compensation Discussion and Analysis-Components of our Executive Compensation-Equity Incentive Awards” section for additional information about these awards.
(4)	Consists of time-based RSU awards granted pursuant to our 2009 Plan. These time-based RSU awards vest in three equal installments over a three-year period beginning on the first anniversary of the effective date of grant, subject to the continued employment of the named executive officer.
(5)	The amounts reported in this column represent the grant date fair value of RSU awards, including, where applicable, performance-based RSU awards, granted to our named executive officers in 2016, calculated in accordance with FASB ASC 718, but excluding the effect of any estimated forfeitures. Consistent with FASB ASC Topic 718, the full grant date fair value of the 2016 performance-based RSU awards has been calculated for the two TSR performance periods for the entire two-year and three-year performance cycles and was determined using a Monte Carlo valuation model on the date the performance RSUs were awarded; therefore, no additional grant date fair value for the market-related component should be attributed to the award after its initial grant date.

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Outstanding Equity Awards at 2016 Fiscal Year End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2016:

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)
William R. Wagner	5/23/2013	17,500	17,500	$24.49	5/23/2023	—	—	—	—
	5/22/2014	—	—	—	—	4,000	$386,200	—	—
	5/22/2014	—	—	—	—	—	—	6,000	$579,300
	1/29/2015	—	—	—	—	16,667	$1,609,199	—	—
	5/21/2015	—	—	—	—	3,334	$321,898	—	—
	5/21/2015	—	—	—	—	—	—	30,000	$2,896,500
	1/07/2016	—	—	—	—	37,500	$3,620,625	—	—
	2/23/2016	—	—	—	—	—	—	37,500	$3,620,625
Edward K. Herdiech	2/18/2014	—	—	—	—	4,000	$386,200	—	—
	5/22/2014	—	—	—	—	3,334	$321,898	—	—
	1/29/2015	—	—	—	—	16,667	$1,609,199	—	—
	5/21/2015	—	—	—	—	3,334	$321,898	—	—
	5/21/2015	—	—	—	—	—	—	30,000	$2,896,500
	5/26/2016	—	—	—	—	—	—	17,000	$1,641,350
	5/26/2016	—	—	—	—	17,000	$1,641,350	—	—
Lawrence M. D’Angelo	5/22/2014	—	—	—	—	3,334	$321,898	—	—
	5/21/2015	—	—	—	—	10,000	$965,500	—	—
	5/26/2016	—	—	—	—	25,000	$2,413,750	—	—
Matthew P. Kaplan	5/24/2012	5,000	—	$31.24	5/24/2022	—	—	—	—
	2/18/2014	—	—	—	—	4,000	$386,200	—	—
	5/22/2014	—	—	—	—	3,334	$321,898	—	—
	5/21/2015	—	—	—	—	12,000	$1,158,600	—	—
	5/26/2016	—	—	—	—	20,000	$1,931,000	—	—
W. Sean Ford	2/18/2014	8,750	17,500	$41.03	2/18/2024	—	—	—	—
	2/18/2014	—	—	—	—	11,667	$1,126,449	—	—
	5/21/2015	—	—	—	—	6,667	$643,699	—	—
	5/26/2016	—	—	—	—	15,000	$1,448,250	—	—

(1)	Consists of time-based stock options granted pursuant to our 2009 Plan. The individual shares underlying this stock option vest annually in four equal installments beginning on the first anniversary of the date of grant, such that the shares underlying the options are one hundred percent vested four years after the date of grant, subject to the continued employment of the named executive officer.
(2)	Consists of time-based RSUs granted pursuant to our 2009 Plan. The individual shares underlying this RSU vest annually in three equal installments beginning on the first anniversary of the date of grant, such that the shares underlying the RSUs are one hundred percent vested three years after the date of grant, subject to the continued employment of the named executive officer.
(3)	The amount reported is based on market value per share of our common stock of $96.55, which represents the closing price of our common stock on the NASDAQ Global Select Market on December 30, 2016, the last trading day of fiscal 2016.
(4)	Consists of performance-based RSUs granted pursuant to our 2009 Plan, assuming the achievement of the target level for each of the TSR performance periods. The individual shares underlying this performance-based RSU award vest upon the Company’s achievement of pre-established TSR performance goals. See the “Executive Compensation Discussion and Analysis-Components of our Executive Compensation-Equity Incentive Awards” section for additional information about these awards.
(5)	The amount reported is based on achieving the target level for each of the TSR performance goals using the market value per share of our common stock of $96.55, which represents the closing price of our common stock on the NASDAQ Global Select Market on December 30, 2016, the last trading day of fiscal 2016.

46    LOGMEIN, INC.

2017 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation Discussion and Analysis (continued)

Option Exercises and Stock Vested in 2016

The following table sets forth information regarding each exercise of stock options and the vesting of RSU awards by each of our named executive officers during the year ended December 31, 2016:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
William R. Wagner	—	$—	45,733	$2,636,034
Edward K. Herdiech	2,625	$55,005	20,332	$1,102,096
Lawrence M. D’Angelo	—	$—	18,333	$1,079,080
Matthew P. Kaplan	—	$—	14,933	$840,136
W. Sean Ford	—	$—	15,000	$767,272

(1)	The value realized on exercise has been calculated by multiplying the number of shares of our common stock acquired upon exercise by the difference between the exercise price and the market price of our common stock at the time of exercise.
(2)	Represents the gross number of shares of our common stock subject to RSU awards that vested during the year ended December 31, 2016 and therefore does not account for the shares underlying each RSU award that were withheld, but not issued, by the Company upon vesting in satisfaction of tax withholding obligations associated with their vesting. To determine the appropriate number of shares to be withheld by the Company from each named executive officer for each vesting period, we multiply the named executive officer’s taxable gain by the statutory tax rates in effect for such named executive officer then divides the applicable tax withholding amount by the closing market price of our common stock on the vesting date to determine the appropriate number of shares to withhold.
(3)	The value realized on vesting has been calculated by multiplying the gross number of shares of our common stock acquired upon vesting by the market value per share of our common stock on the vesting date, which represents the closing market price of our common stock on the NASDAQ Global Select Market on the vesting date and does not exclude the value of the shares underlying each RSU award that were withheld, but not issued, by the Company upon vesting in satisfaction of tax withholding obligations associated with their vesting. The amounts shown in this column do not represent the actual amounts paid to or realized by the named executive officer during 2016.

Employment Agreements

We do not have formal employment agreements with any of our named executive officers. Instead, the initial compensation of each named executive officer is set forth in an employment offer letter that we execute with them upon the commencement of his or her employment. Typically, these offer letters set forth the applicable compensation, equity award vesting arrangements and post-employment compensation payments and benefits, if any, for each named executive officer. Each offer letter provides that the named executive officer’s employment is “at will.” As a condition to their employment, our named executive officers entered into non-competition, non-solicitation agreements and proprietary information and inventions assignment agreements. Under these agreements, each named executive officer has agreed (i) not to compete with us or to solicit our employees during his or her employment and for a period of 12 months after the termination of his or her employment and (ii) to protect our confidential and proprietary information and to assign to us intellectual property developed during the course of his or her employment.

Upon their hires in May 2013 and January 2014, respectively, Messrs. Wagner and Ford each negotiated certain severance benefits in the case of certain qualifying terminations of employment. In general, each severance benefit provides that in the event that his employment is terminated by us without “cause” or by him for “good reason,” he shall be entitled to a severance benefit equal to six months base salary continuation. For this purpose, the definitions of “cause” and “good reason” are defined as described below in the section entitled “Potential Payments Upon Termination or Change in Control.”

Potential Payments Upon Termination or Change in Control

In addition to the cash severance payments negotiated by Mr. Wagner and Mr. Ford as described above, the equity awards granted to our named executive officers include a “double trigger” vesting provision, which provides that, if the named executive officer’s employment is terminated (i) by us other than for “cause,” death or disability or (ii) by the named executive officer for “good reason,” within 24 months following a change in control of the Company, any remaining outstanding and unvested portion of their applicable equity award will immediately become vested in full. This “double trigger” vesting provision has been included in all time-based and performance-based RSU awards granted to our named executive officers since 2012, as well as in the agreements governing the time-based stock options granted to Mr. Wagner on May 23, 2013 in connection with his hire. Additionally, the agreements governing the performance-based RSU awards granted to Messrs. Wagner and Herdiech also include a “double trigger” vesting provision that provides for the accelerated vesting of any unvested shares of our common stock that have been earned pursuant to the applicable TSR performance calculation based on the pro-rated performance period measured as of the date of termination in the event their employment is terminated (i) by us other than for “cause,” death or disability or (ii) by him for “good reason,” in either case, within 24 months following a change in control.

For these purposes, a “change in control” means the sale of all or substantially all of the capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a transaction in which all or substantially all of the individuals and entities who were beneficial owners of the common stock immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

For these purposes, “cause” means (a) a good faith finding by a majority of our board of directors (excluding the vote of the named executive officer, if then a director) that (i) the named executive officer has failed to perform his reasonably assigned material duties for the company and, if amenable to cure, has not cured such failure after reasonable notice from the company; (ii) the named executive officer has engaged in gross

LOGMEIN, INC.    47

2017 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation Discussion and Analysis (continued)

negligence or willful misconduct, which has or is expected to have a material detrimental effect on the company, (iii) the named executive officer has engaged in fraud, embezzlement or other material dishonesty, (iv) the named executive officer has engaged in any conduct which would constitute grounds for termination for material violation of the company’s policies in effect at that time and, if amenable to cure, has not cured such violation after reasonable notice from the Company; or (v) the named executive officer has breached any material provision of any nondisclosure, invention assignment, non-competition or other similar agreement between the named executive officer and the company and, if amenable to cure, has not cured such breach after reasonable notice from the company; or (b) the conviction by the named executive officer of, or the entry of a pleading of guilty or nolo contendere by the named executive officer to, any crime involving moral turpitude or any felony.

For these purposes, “good reason” means the occurrence, without the named executive officer’s written consent, of any of the following events or circumstances: (a) the assignment to the named executive officer of duties that involve materially less authority and responsibility and are materially inconsistent with the named executive officer’s position, role, authority or responsibilities in effect immediately prior to the earliest to occur of (i) the change in control or (ii) the date of the execution by the company of the initial written agreement or instrument providing for the change in control; (b) the relocation of the named executive officer’s primary place of business to a location that results in an increase in the named executive officer’s daily one way commute of at least 30 miles; (c) the material reduction of the named executive officer’s annual salary (including base salary, commissions or bonuses) without the named executive officer’s prior consent; or (d) the failure of the company to obtain the agreement from any successor to the company to assume and agree to perform any retention agreement of the named executive officer. Notwithstanding the occurrence of any of the foregoing events or circumstances, such occurrence shall not be deemed to constitute “good reason” unless (x) the named executive officer gives the company a notice of termination no more than 90 days after the initial existence of such event or circumstance and (y) such event or circumstance has not been fully corrected and the named executive officer has not been reasonably compensated for any losses or damages resulting therefrom within 30 days of the company’s receipt of the notice of termination.

The following table shows the potential payments and benefits that would be received by each named executive officer if his employment was terminated by us without “cause” or by the named executive officer for “good reason”. The amounts reported in the table below have been calculated based on the assumption that the employment termination took place on December 31, 2016.

Name	Benefits Payable Upon Termination Without Cause/Good Reason Not Within 24 Months of a Change of Control	Benefits Payable Upon Termination Without Cause/Good Reason Within 24 Months of a Change in Control
William R. Wagner
Severance Payments(1)	$225,000	$225,000
Equity Benefits(2)	—	$22,652,872
Edward K. Herdiech
Equity Benefits(2)	—	$13,332,773
Lawrence M. D’Angelo
Equity Benefits(2)	—	$3,701,148
Matthew P. Kaplan
Equity Benefits(2)	—	$3,797,689
W. Sean Ford
Severance Payments(1)	$165,000	$165,000
Equity Benefits(2)	—	$4,675,798

(1)	Represents a six-month continuance of Mr. Wagner’s and Mr. Ford’s fiscal 2016 base salaries, which they would have been entitled to as severance in the event their employment were terminated by us without “cause” or by himself for “good reason” as of December 31, 2016.
(2)	Calculated based on the number of RSUs and/or stock options, where applicable, that would vest, assuming a December 31, 2016 termination of employment, multiplied by $96.55, which represents the closing price of our common stock on the NASDAQ Global Select Market on December 30, 2016, the last trading day of fiscal 2016. For the purposes of determining the number of performance-based RSUs that would vest, assuming a December 31, 2016 employment termination, the performance period for all outstanding performance-based RSU awards was shortened to end on December 31, 2016 and the total shareholder return, or TSR, realized by the Company’s stockholders for the performance period ending as of December 31, 2016 was measured versus the TSR realized for that same period by the Russell 2000 Index.
(3)	The amount reported consists of (i) 35,000 shares underlying stock options at an exercise price of $24.49 from Mr. Wagner’s May 23, 2013 grant, (ii) 4,000 time-based RSUs and 12,000 performance-based RSUs from Mr. Wagner’s May 22, 2014 grant, (iii) 16,667 time-based RSUs from Mr. Wagner’s January 29, 2015 grant, (iv) 3,334 time-based RSUs and 60,000 performance-based RSUs from Mr. Wagner’s May 21, 2015 grant, (v) 37,500 time-based RSUs from Mr. Wagner’s January 7, 2016 grant, and (vi) 75,000 performance-based RSUs from Mr. Wagner’s February 23, 2016 grant, all of which would accelerate pursuant to the “double trigger” change in control provision included in their applicable award agreements.
(4)	The amount reported consists of (i) 4,000 time-based RSUs from Mr. Herdiech’s February 18, 2014 grant, (ii) 3,334 time-based RSUs from Mr. Herdiech’s May 22, 2014 grant, (iii) 16,667 time-based RSUs from Mr. Herdiech’s January 29, 2015 grant, (iv) 3,334 time-based RSUs and 60,000 performance-based RSUs from Mr. Herdiech’s May 21, 2015 grant, and (v) 17,000 time-based RSUs and 33,757 performance-based RSUs from Mr. Herdiech’s May 26, 2016 grant, all of which would accelerate pursuant to the “double trigger” change in control provision included in their applicable award agreements.
(5)	The amount reported consists of (i) 3,334 time-based RSUs from Mr. D’Angelo’s May 22, 2014 grant, (ii) 10,000 time-based RSUs from Mr. D’Angelo’s May 21, 2015 grant, and (iii) 25,000 time-based RSUs from Mr. D’Angelo’s May 26, 2016 grant, all which would accelerate pursuant to the “double trigger” change in control provision included in their applicable award agreements.
(6)	The amount reported consists of (i) 4,000 time-based RSUs from Mr. Kaplan’s February 18, 2014 grant, (ii) 3,334 time-based RSUs from Mr. Kaplan’s May 22, 2014 grant, (iii) 12,000 time-based RSUs from Mr. Kaplan’s May 21, 2015 grant, and (iv) 20,000 time-based RSUs from Mr. Kaplan’s May 26, 2016 grant, all which would accelerate pursuant to the “double trigger” change in control provision included in their applicable award agreements.
(7)	The amount reported consists of (i) 11,667 time-based RSUs from Mr. Ford’s February 18, 2014 grant, (ii) 6,667 time-based RSUs from Mr. Ford’s May 21, 2015 grant, and (iii) 15,000 time-based RSUs from Mr. Ford’s May 26, 2016 grant, all which would accelerate pursuant to the “double trigger” change in control provision included in their applicable award agreements.

48    LOGMEIN, INC.

2017 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation Discussion and Analysis (continued)

Indemnification Agreements

We have entered into indemnification agreements with each of our directors. Under these indemnification agreements, we agree to indemnify these directors to the fullest extent permitted by law for claims arising in his capacity as our director, officer, employee or agent, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable basis to believe that his or her conduct was unlawful. In the event that we do not assume the defense of a claim against a director or executive officer, we are required to advance his expenses in connection with his defense, provided that he undertakes to repay all amounts advanced if it is ultimately determined that he is not entitled to be indemnified by us.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, we maintain standard policies of insurance under which coverage is provided to our directors and executive officers against losses arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law.

Equity Compensation Plan Information

We currently maintain three equity compensation plans that provide for the issuance of shares of our common stock to our officers, employees, directors, consultants and advisors. These plans are our 2004 equity incentive plan, or 2004 Plan, which was adopted by our board of directors in September 2004 and approved by our stockholders in October 2004, our 2007 stock incentive plan, or 2007 Plan, which was adopted by our board of directors and approved by our stockholders in January 2007 and our 2009 Plan, which became effective upon the closing of our initial public offering and was adopted by our board of directors on June 9, 2009, approved by our stockholders on June 12, 2009 and was most recently amended and restated as of January 31, 2017. We no longer grant any awards under our 2004 Plan or our 2007 Plan. Our 2009 Plan, as amended, provides for the grant of non-statutory stock options, restricted stock awards and other stock-based awards to our employees, officers, directors, consultants and advisors. The total number of shares of our common stock allowed to be issued under the 2009 Plan is the sum of 14,723,996 shares plus the number of shares of our common stock subject to outstanding awards under our 2004 Plan, 2007 Plan and the 2009 Plan, which expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us pursuant to a contractual repurchase right or are withheld, but not issued, by the Company upon vesting of full-value award shares in satisfaction of tax withholding obligations associated with their vesting.

The following table provides information about the securities authorized for issuance under our equity compensation plans as of March 31, 2017:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options		Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by security holders	233,604	(2)	$31.23	7,656,329	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	233,604	(2)	$31.23	7,656,329	(3)

(1)	In addition to being available for issuance upon exercise of options that may be granted after March 31, 2017, all of the shares remaining available for grant under our 2009 Plan may instead be issued in the form of restricted stock, restricted stock units, stock appreciation rights, or other stock-based awards.
(2)	Represents 233,604 shares to be issued upon the exercise of outstanding stock options granted under our 2004 Plan, our 2007 Plan and our 2009 Plan. As of March 31, 2017, the 233,604 shares subject to issuance upon exercise of outstanding options had a weighted average exercise price of $31.23 and a weighted average remaining life of 4.67 years. This number does not include 1,499,385 restricted stock unit awards granted under our 2009 Plan which remained outstanding as of March 31, 2017 at a weighted average grant date fair value of $77.72.
(3)	As of March 31, 2017, a total of 7,656,329 shares remained available for grant under our 2009 Plan. We no longer grant awards under our 2004 Plan or our 2007 Plan. The number of shares available under the 2009 Plan may increase by the number of shares of common stock subject to awards granted under our 2004 Plan, 2007 Plan and 2009 Plan which expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right or are withheld, but not issued, by the company upon vesting full-value award shares in satisfaction of tax withholding obligations associated with their vesting.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors of LogMeIn, Inc.

David J. Henshall, Chairman

Steven J. Benson

Robert M. Calderoni

Michael J. Christenson

LOGMEIN, INC.    49

2017 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL 4 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES (A “SAY ON FREQUENCY”)

The Dodd-Frank Act enables stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, such as Proposal No. 3 above. By voting on this Proposal No. 4, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years or they may abstain from voting on this proposal. The Dodd-Frank Act requires the Company to hold the advisory vote on the frequency of the say-on-pay vote at least once every six years.

The board of directors believes that an advisory vote on executive compensation that occurs every year is the most appropriate frequency for the Company, and therefore our board of directors recommends that you vote for a one-year interval for the advisory vote on executive compensation. In reaching its recommendation, our board of directors considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal.

You may cast your vote on your preferred voting frequency by choosing the option of every year, every two years, every three years or abstain from voting when you vote on the following resolution:

RESOLVED, that the stockholders of LogMeIn, Inc. determine, on an advisory basis, that the frequency with which the stockholders of the Company shall have an advisory vote on the compensation of the Company’s named executive officers set forth in the Company’s proxy statement is:

Choice 1 — every year;

Choice 2 — every two years;

Choice 3 — every three years; or

Choice 4 — abstain from voting.

Whichever option (i.e., one year, two years or three years) receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. The board of directors will take into account the result of the vote when determining the frequency of future say-on-pay votes, however, because this vote is advisory and not binding on the board of directors or the Company in any way, the board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. In addition, the board of directors intends to monitor the available data on frequency and continually reevaluate its position and stockholder recommendation and may decide to put the frequency to vote earlier than required in the event that the data suggests it is appropriate.

Our board of directors recommends a vote FOR an annual frequency (i.e., Choice 1 — every year) for which stockholders shall have an advisory vote on the compensation of the Company’s named executive officers set forth in the Company’s proxy statement.

50    LOGMEIN, INC.

2017 NOTICE OF MEETING AND PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table contains information as of March 31, 2017 about the beneficial ownership of shares of our common stock by:

•	each of our named executive officers;
•	each of our directors;
•	all of our directors and executive officers as a group; and
•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	+	Shares Acquirable Within 60 Days(3)	=	Total Beneficial Ownership	Percentage of Common Stock Beneficially Owned(4)
Named Executive Officers and Directors:
William R. Wagner(5)	45,203		61,667		106,870	*
Edward K. Herdiech(6)	4,009		25,667		29,676	*
Lawrence M. D’Angelo(7)	—		16,667		16,667	*
Matthew P. Kaplan(8)	10,096		21,000		31,096	*
W. Sean Ford(9)	—		17,803		17,083	*
Steven J. Benson(10)	400		3,616		4,016	*
Robert M. Calderoni(11)	16,306		—		16,306	*
Michael J. Christenson(12)	10,026		93,616		103,642	*
Jesse A. Cohn	—		—		—	—
Edwin J. Gillis(13)	29,752		3,616		33,368	*
David J. Henshall(14)	15,204		—		15,204	*
Peter J. Sacripanti	—		—		—	—
Michael K. Simon(15)	847,648		49,167		896,815	1.7%
All directors and executive officers as a group (16 persons)(16)	991,189		314,213		1,305,402	2.5%
5% Stockholders:
BlackRock, Inc.(17)	5,490,353		—		5,490,353	10.4%

*	Less than 1% of the outstanding common stock.
(1)	Unless otherwise indicated, the address of each beneficial owner listed is c/o LogMeIn, Inc., 320 Summer Street, Boston, Massachusetts 02210.
(2)	For each person, the “Number of Shares Beneficially Owned” column may include shares of common stock attributable to the person because of that person’s voting or investment power or other relationship. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named stockholder. Unless otherwise indicated, each person in the table has sole voting and investment power over the shares listed.
(3)	The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC. Under these rules, a person is deemed to have “beneficial ownership” of any shares held, plus any shares that the person may acquire within 60 days, including through the exercise of stock options or the vesting of RSUs. Unless otherwise indicated, for each person named in the table, the number in the “Shares Acquirable Within 60 Days” column consists of shares covered by stock options that may be exercised within 60 days after March 31, 2017 and shares covered by RSUs that become vested within 60 days after March 31, 2017. Shares underlying performance-based RSUs that are scheduled to become vested within 60 days after March 31, 2017 have been included in this calculation at their target amount.
(4)	The percent ownership for each stockholder on March 31, 2017 is calculated by dividing (i) the total number of shares beneficially owned by the stockholder by (ii) the number of shares of our common stock outstanding on March 31, 2017 (52,675,734 shares) plus any shares acquirable by the stockholder within 60 days after March 31, 2017.
(5)	Consists of (a) 45,203 shares of common stock held directly by Mr. Wagner, (b) 35,000 shares of common stock issuable upon the exercise of stock options and (c) 26,667 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of March 31, 2017.
(6)	Consists of (a) 4,009 shares of common stock held directly by Mr. Herdiech and (b) 25,667 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of March 31, 2017.
(7)	Consists of 16,667 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of March 31, 2017.
(8)	Consists of (a) 10,096 shares of common stock held directly by Mr. Kaplan, (b) 5,000 shares of common stock issuable upon the exercise of stock options and (c) 16,000 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of March 31, 2017.
(9)	Consists of (a) 8,750 shares of common stock issuable upon the exercise of stock options and (b) 8,333 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of March 31, 2017.
(10)	Consists of (a) 400 shares of common stock held directly by Mr. Benson and (b) 3,616 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of March 31, 2017.
(11)	Consists of 16,306 shares of common stock held directly by Mr. Calderoni.
(12)	Consists of (a) 10,026 shares of common stock held directly by Mr. Christenson, (b) 90,000 shares of common stock issuable upon the exercise of stock options and (c) 3,616 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of March 31, 2017.
(13)	Consists of (a) 29,752 shares of common stock held directly by Mr. Gillis and (b) 3,616 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of March 31, 2017.
(14)	Consists of 15,204 shares of common stock held directly by Mr. Henshall.
(15)	Consists of (a) 804,948 shares of common stock held directly by Mr. Simon, (b) 42,700 shares of common stock held in trust for the benefit of Mr. Simon’s children and (c) 49,167 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of March 31, 2017.
(16)	Consists of an aggregate of (i) 991,189 shares of common stock held directly by our executive officers and directors and (ii) an aggregate of 314,213 shares of common stock that our executive officers and directors may acquire within 60 days through the exercise of stock options or the vesting of RSUs.
(17)	This information is based solely on Amendment No. 8 to Schedule 13G filed with the SEC by BlackRock, Inc. on March 9, 2017 reporting share ownership as of February 28, 2017. The principal business address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

LOGMEIN, INC.    51

2017 NOTICE OF MEETING AND PROXY STATEMENT

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock, or reporting persons, to file reports with the SEC disclosing their ownership of, and transactions in, our common stock and other equity securities. Whenever a reporting person files a report with the SEC, the reporting person is also required to send us a copy. Based solely on our review of reports that we have received from the reporting persons or written representations from such persons, we believe that all of the reporting persons complied with all Section 16(a) filing requirements during 2016.

* * *

The board of directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to vote your shares by Internet, mail or in person. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

By Order of the Board of Directors,

Michael K. Simon

Chairman

April 13, 2017

52    LOGMEIN, INC.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting of

LOGMEIN, INC.

To Be Held On:

June 1, 2017 at 9:00 a.m. Eastern Time

at the offices of Deloitte & Touche LLP,

200 Berkeley Street, 10th Floor, Boston, MA 02116

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before May 22, 2017.

Please visit https://www.proxydocs.com/LOGM, where the following materials are available for view:

• Notice of Annual Meeting of Stockholders • Proxy Statement • Form of Electronic Proxy Card • Annual Report on Form 10-K

TO REQUEST MATERIAL:	TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@astfinancial.com WEBSITE: https://us.astfinancial.com/proxyservices/requestmaterials.asp

TO VOTE:	ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
IN PERSON: You may vote your shares in person by attending the Annual Meeting.
MAIL: You may request a card by following the instructions above.

	1.	Election of Directors:

		01 David J. Henshall	Class II director

		02 Peter J. Sacripanti	Class II director

		03 William R. Wagner	Class II director

	2.	Ratification of appointment of Deloitte & Touche LLP as independent registered public accounting firm for fiscal year ending December 31, 2017.

	3.	Advisory vote for the approval of the Company’s executive compensation.

	4.	Advisory vote on the frequency of future executive compensation advisory votes.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTOR NOMINEES, “FOR” PROPOSALS 2 AND 3 AND FOR “1 YEAR” FOR PROPOSAL 4.

Please note that you cannot use this notice to vote by mail.